Exhibit 10.26

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AGREEMENT OF LEASE

between

EASTVIEW HOLDINGS LLC,

Landlord

and

PROGENICS PHARMACEUTICALS, INC.,

Tenant

Dated: September 30, 2003

The Landmark at Eastview
Towns of Greenburgh
and Mount Pleasant
Westchester County, New York

(i)

(ii)

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AGREEMENT OF LEASE, made as of the 30th day of September, 2003, between EASTVIEW HOLDINGS LLC, a Delaware limited liability company, having an address at c/o LCOR Asset Management L.P., One Penn Plaza, Suite 3310, New York, New York 10119, as Landlord, and PROGENICS PHARMACEUTICALS, INC., a Delaware corporation, having an address at 777 Old Saw Mill River Road, Tarrytown, New York 10591, as Tenant.

REFERENCE PAGE

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this Reference Page.

(1)	Space A Premises:
Collectively, (i) the portion of the First Floor of the Spine Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-1, containing approximately 13,912 square feet of rentable area, and (ii) the portion of the Mezzanine Level of the Linde Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-2, containing approximately 7,222 square feet of rentable area. For all purposes under this Lease, Space A Premises is conclusively deemed to contain a total of 21,134 square feet of rentable area.

(2)	Space B Premises:
The portion of the First Floor of the Spine Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-3. For all purposes under this Lease, Space B Premises are conclusively deemed to contain 2,721 square feet of rentable area.

(3)	Space C Premises:
The portion of the First Floor of the Spine Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-4. For all purposes under this Lease, Space C Premises are conclusively deemed to contain 7,888 square feet of rentable area.

(4)	Space D Premises:
The portion of the First Floor of the Spine Building, as approximately shown hatched on the floor plan annexed hereto as Schedule A-4. For all purposes under this Lease, Space D Premises are conclusively deemed to contain 2,056 square feet of rentable area.

(5)	Premises:
Collectively, the Space A Premises, the Space B Premises, the Space C Premises and the Space D Premises. For all purposes under this Lease, the Premises are conclusively deemed to contain a total of 33,799 square feet of rentable area.

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(6)	Linde Building:	The building known as the Linde Building, having a street address of 765 Old Saw Mill River Road, Tarrytown, New York, and identified on the plan annexed hereto as Schedule B.

(7)	Spine Building	The building known as the Spine Building, having a street address of 777 Old Saw Mill River Road, Tarrytown, New York, and identified on the plan annexed hereto as Schedule B.

(8)	Building:
Collectively, the Spine Building and the Linde Building identified on the plan annexed hereto as Schedule B. The Building is part of a larger development located along Old Saw Mill River Road, partly in the Town of Greenburgh and partly in the Town of Mount Pleasant, in the County of Westchester and State of New York and called “The Landmark at Eastview.”

(9)	Commencement Date:	Space A Premises:	October 23, 2003

Space B Premises:	March 15, 2004

Space C Premises:	December 15, 2003 (Subject to Article 23)

Space D Premises:	March 1, 2004 (Subject to Article 23)

(10)	Fixed Expiration Date:	December 31, 2009

(11)	Term:
Space A Premises: Six Years and [Two and One-Half Months]
Space B Premises: Five Years and [Nine and One-Half Months]
Space C Premises: Six Years and One-Half Month
Space D Premises: Five Years and Ten Months

(12)	Fixed Rent:	Fixed Rent is set forth on Schedule I attached hereto and made a part hereof

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(13)	Tenant’s Tax Proportionate Share:
The Tenant’s Tax Proportionate Share shall be equal to the aggregate of the percentages listed below, but subject to change as provided in Sections 3.6 and 3.7. Upon the respective Commencement Date for each of the spaces that comprise the Premises, the Tenant’s Tax Proportionate Share shall be increased to reflect the addition of such space to the Premises. Upon the latest Commencement Date to occur the Tenant’s Tax Proportionate Share shall mean 4.56%.

Space A Premises:	2.85%
Space B Premises:	0.37%
Space C Premises:	1.06%
Space D Premises:	0.28%

Total:	4.56%

For purposes of determining Tenant’s Tax Proportionate Share, Landlord and Tenant agree that as of the date of this Lease, the aggregate number of square feet of rentable area of all buildings on the Land is conclusively deemed to be 741,495.

(14)	Tenant’s Operating Proportionate Share:
The Tenant’s Operating Proportionate Share shall be equal to the aggregate of the percentages listed below, but subject to change as provided in Section 4.7. Upon the respective Commencement Date for each of the spaces that comprise the Premises, the Tenant’s Operating Proportionate Share shall be increased to reflect the addition of such space to the Premises. Upon the latest Commencement Date to occur the Tenant’s Operating Proportionate Share shall mean 4.56%.

Space A Premises:	2.85%
Space B Premises:	0.37%
Space C Premises:	1.06%
Space D Premises:	0.28%

Total:	4.56%

For purposes of determining Tenant’s Operating Proportionate Share, Landlord and Tenant agree that as of the date of this Lease, the aggregate number of square feet of rentable area of all buildings comprising the Core Campus is conclusively deemed to be 741,495.

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(15)	Security Deposit:	$200,000.

(16)	Permitted Use:
Research and development of pharmaceutical products and for the manufacturing of clinical grade products (not to include commercial manufacturing) and general, executive and administrative offices in connection therewith and uses incidentally and directly related to the foregoing.

(17)	Broker(s):	LCOR Asset Management L.P. and Insignia/ESG.

(18)	Number of Parking Spaces:	101

(19)	Renewal Options:	Two renewal options for five (5) years each.

W I T N E S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

ARTICLE 1

GLOSSARY

The following terms shall have the meanings indicated below:

“Additional Rent” shall have the meaning set forth in Section 2.2.

“Alteration Fee” shall have the meaning set forth in Section 6.2.

“Alterations” shall mean alterations, decorations, installations, repairs, improvements, additions, replacements or other physical changes in or about the Premises.

“Applicable Rate” shall mean the lesser of (x) four percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

“Approved Examiner” shall have the meaning set forth in Section 4.5.

“ASHRAE” shall mean the American Society of Heating, Refrigeration and Air-Conditioning Engineers.

“Bankruptcy Code” shall mean 11 U.S.C. Section 101 et seq., or any statute, federal or state, of similar nature and purpose.

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“Base Rate” shall mean the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

“Building” shall include the building, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land beneath or immediately adjacent to the Building and any and all alterations, renewals, and replacements thereof, additions thereto and substitutions therefor.

“Building Systems” shall mean the base building mechanical, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, life-safety and other service systems of the Building, including the central plant which distributes electric steam and chilled water to the Project, but shall not include installations made by Tenant or fixtures or appliances.

“Business Days” shall mean all days, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building.

“Control” shall have the meaning set forth in Section 15.3.

“Core Campus” shall mean, as of the date of this Lease, the following buildings located in the Project, which the parties agree conclusively contain the following square feet of rentable area: Spine Building, 777 Old Saw Mill River Road, comprised of 285,811 rentable square feet; Linde Building, 765 Old Saw Mill River Road, comprised of 193,756 rentable square feet; Chemicals Building, 767 Old Saw Mill River Road, comprised of 71,340 rentable square feet; Silicones Building, 769 Old Saw Mill River Road, comprised of 100,357 rentable square feet; Building 771, 771 Old Saw Mill River Road, comprised of 71,111 rentable square feet; MT Building, 767A Old Saw Mill River Road, comprised of 7,759 rentable square feet; Annex Building, 767B Old Saw Mill River Road, comprised of 9,171 square feet and Autoclave, 767C Old Saw Mill River Road, comprised of 2,190 rentable square feet, but after the date of this Lease, Core Campus is subject to change as provided in Section 4.7.

“Deficiency” shall have the meaning set forth in Section 19.2.

“Event of Default” shall have the meaning set forth in Section 18.1.

“Expiration Date” shall mean the Fixed Expiration Date or such earlier or later date on which the Term sooner or later ends pursuant to any of the terms, conditions or covenants of this Lease or pursuant to law.

“Government Authority (Authorities)” shall mean the United States of America, the State of New York, the County of Westchester, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

“HVAC” shall mean heat, ventilation and air conditioning.

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“HVAC System” shall mean the Building Systems providing HVAC.

“Hazardous Materials” shall have the meaning set forth in Section 9.2.

“Improvements” shall mean the buildings and other improvements presently or hereafter located on the Land.

“Indemnitees” shall mean Landlord, its trustees, partners, shareholders, officers, directors, employees, agents and contractors and the Manager (and the partners, shareholders, officers, directors and employees of Landlord’s agents and contractors and of the Manager).

“Insurance Requirements” shall mean the rules, regulations, orders and requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building or the Premises, whether now or hereafter in force, and the requirements of any insurance policy maintained by Landlord.

“Land” shall mean the land as of the date of this Lease on which The Landmark at Eastview is located but thereafter, if title to any portion of the Land is transferred to an entity not controlled by, under common control with, or controlling, Landlord, then “Land” shall mean only that portion of the Land not having been so transferred.

“Landlord” on the date as of which this Lease is made, shall mean Eastview Holdings LLC, a Delaware limited liability company, but thereafter, “Landlord” shall mean only the fee owner of the Real Property or, if there then exists a Superior Lease, the tenant thereunder.

“Landlord’s Operating Statement” shall mean a statement containing a computation of Additional Rent due pursuant to the provisions of Article 4 furnished by Landlord to Tenant.

“Landlord’s Statement” shall mean either a Landlord’s Operating Statement or a Landlord’s Tax Statement.

“Landlord’s Tax Statement” shall mean a statement containing a computation of Additional Rent due pursuant to the provisions of Article 3 furnished by Landlord to Tenant.

“Lease Year” or “Lease Years” shall mean each twelve (12) month period beginning on the first day of the calendar month immediately following the month in which the Commencement Date occurs and each twelve (12) month period thereafter beginning on the anniversary of the first day of the calendar month immediately following the month in which the Commencement Date occurs; provided, however, the first “Lease Year” shall include the number of days from the Commencement Date through the last day of the calendar month in which the Commencement Date occurs.

“Lessor(s)” shall mean a lessor under a Superior Lease.

“Manager” shall mean LCOR Asset Management L.P., a Delaware limited partnership, or any successor contractor under Landlord’s contract for the management of the Building.

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“Mortgage(s)” shall mean any trust indenture or mortgage which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

“Mortgagee(s)” shall mean any trustee under or mortgagee or holder of a Mortgage.

“Notice(s)” shall have the meaning set forth in Section 27.1.

“Operating Expenses” shall have the meaning set forth in Article 4.

“Operating Hours” shall mean 24 hours per day, seven days per week, 365 days per year.

“Operating Year” shall mean each calendar year that includes any part of the Term.

“Parties” shall have the meaning set forth in Section 39.2.

“Partnership Tenant” shall have the meaning set forth in Article 29.

“Person(s) or person(s)” shall mean any natural person or persons, a partnership, a corporation and any other form of business or legal association or entity.

“Persons Within Tenant’s Control” shall mean and include Tenant, all of Tenant’s respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

“Project” or “Real Property” (which are used interchangeably) shall mean the Land, the Building and all other buildings and other improvements presently and hereafter located on the Land.

“Rental” shall mean and be deemed to include Fixed Rent, Additional Rent and any other sums payable by Tenant hereunder.

“Requirements” shall mean (i) all present and future laws, rules, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, retroactive and prospective, of all Government Authorities now existing or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property, or any street, avenue or sidewalk comprising a part or in front thereof or any vault in or under the same, or requiring removal of any encroachment, or affecting the maintenance, use or occupation of the Real Property, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all Insurance Requirements.

“Rules and Regulations” shall mean the rules and regulations annexed hereto as Schedule C, and such other and further reasonable non-discriminatory rules and regulations and standards as Landlord and Landlord’s agents may from time to time adopt, on notice to Tenant to be given as Landlord may elect.

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“Superior Lease(s)” shall mean all ground or underlying leases of the Real Property or the Building heretofore or hereafter made by Landlord and all renewals, extensions, supplements and modifications thereof.

“Taxes” shall have the meaning set forth in Section 3.1.

“Tax Year” shall have the meaning set forth in Section 3.1.

“Tenant”, on the date as of which this Lease is made, shall mean the Tenant named in this Lease, but thereafter “Tenant” shall mean only the tenant under this Lease at the time in question; provided, however, that the Tenant named in this Lease and any successor tenant hereunder shall not, except as otherwise provided herein or otherwise agreed to in writing by Landlord, be released from liability hereunder in the event of any assignment of this Lease.

“Tenant’s Operating Payment” shall have the meaning set forth in Section 4.2.

“Tenant’s Property” shall mean Tenant’s trade fixtures, movable fixtures and movable partitions, telephone and other equipment, furniture, furnishings and other movable items of personal property.

“Tenant’s Tax Payment” shall have the meaning set forth in Section 3.3.

“Unavoidable Delays” shall have the meaning set forth in Article 26.

ARTICLE 2

DEMISE, PREMISES, TERM, RENT

Section 2.1    Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term to commence, subject to Article 23, on the Commencement Date and to end on the Expiration Date.

Section 2.2    Commencing upon the Commencement Date, Tenant shall pay to Landlord, in lawful money of the United States of America, without notice or demand, either by (i) good and sufficient check drawn to Landlord’s order on a bank or trust company with an office in the State of New York, at Eastview Holdings LLC, c/o First Union National Bank, P.O. Box 8500-4985, Philadelphia, Pennsylvania, 19178-4985, or (ii) wire transfer to the following account: First Union National Bank, ABA No. 031-201-467, Account No. 2000003297504 for credit to CDC Mortgage Capital Inc., as Mortgagee of Eastview Holdings LLC, or at such other place, or to Landlord’s agent and at such other place, as Landlord may designate from time to time, the following:

(A)    the Fixed Rent, at the annual fixed rental rate set forth in the Reference Page, which shall be payable in equal monthly installments of Fixed Rent in advance on the first day of each and every calendar month during the Term, except that the first monthly installment of Fixed Rent shall be payable by Tenant upon execution of this Lease; and

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(B)    additional rent (“Additional Rent”) consisting of all other sums of money (including, without limitation, any Tenant’s Operating Payment and any Tenant’s Tax Payment) as shall become due from and be payable by Tenant hereunder (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent).

Section 2.3    If the Commencement Date is other than the first day of a calendar month, Fixed Rent for such month shall be prorated on a per diem basis.

Section 2.4    If prior to the Commencement Date, Tenant shall occupy any portion of the Premises for the performance of work in the Premises or otherwise, Tenant shall, commencing as of the date of such occupancy, pay Landlord’s charges for (i) electricity, as reflected on the meters described in Article 30, and (ii) such items for which Tenant is separately billed hereunder, including, without limitation, overtime use of freight elevator and HVAC service and extra cleaning services. Such charges and items shall be payable to Landlord on demand.

Section 2.5    Tenant shall pay the Fixed Rent and Additional Rent when due without abatement, deduction, counterclaim, setoff or defense for any reason whatsoever, except said abatement as may be occasioned by the occurrence of any event permitting an abatement of Fixed Rent and Tenant’s Tax Payment and Tenant’s Operating Payment, as specifically set forth in this Lease.

ARTICLE 3

TENANT’S TAX PAYMENT

Section 3.1    For the purposes of this Article 3 and other provisions of this Lease:

(A)    The term “Taxes” shall mean (i) the real estate taxes, assessments and special assessments imposed upon the Project (whether or not comprised of one (1) or more tax lots) by any federal, state, municipal or other governments or governmental bodies or authorities, and (ii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Improvements and/or the Land, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof.

(B)    The term “Tax Year” shall mean the period of 12 calendar months beginning on January 1 of the year in which the Term commences, and each succeeding 12-month period thereafter.

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Section 3.2    Any Taxes for a real estate fiscal tax year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the particular Tax Year for the purpose of making the computations under Section 3.3.

Section 3.3    For each Tax Year, any part of which shall occur during the Term, Tenant shall pay to Landlord an amount (prorated to the extent provided in Section 3.10, if applicable) (herein called “Tenant’s Tax Payment”) equal to Tenant’s Tax Proportionate Share of the Taxes for such Tax Year. Tenant’s Tax Payment shall be paid by Tenant to Landlord in twelve (12) equal monthly installments (subject to the further provisions of this Section 3.3), the first of which shall be due within ten (10) days after receipt of a Landlord’s Tax Statement, regardless of whether such Landlord’s Tax Statement is received prior to, on or after the first day of such Tax Year and the remaining installments shall be due on the first day of each month thereafter. Landlord shall bill (herein called “Landlord’s Tax Statement”) Tenant for any Tenant’s Tax Payment installment(s) payable by Tenant pursuant to this Article, such bill to set forth in reasonable detail the computation of the Tax Payment and the particular installment(s) thereof being billed. In the event of any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or any decrease in the Taxes during such Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance therewith. If, during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the Lessor or the Mortgagee), in full or in quarterly or other installments on any other date or dates than as presently required, then Tenant’s Tax Payments shall be correspondingly accelerated or revised so that installments of Tenant’s Tax Payment are due at least thirty (30) days prior to the date payments are due to the taxing authorities, the Lessor or the Mortgagee.

Section 3.4    Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce Taxes. If Landlord shall receive a refund of the Taxes for any Tax Year, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Lease, Tenant’s Tax Proportionate Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not included in the Taxes for such Tax Year); provided, however, such payment or credit to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year. Any refund of Taxes payable to Tenant under this Section shall include interest, but only if and to the extent Landlord receives interest on such Tax refund from the taxing authority.

Section 3.5    Omitted.

Section 3.6    At any time and from time to time Landlord may, in its sole discretion, calculate Taxes based on the separate tax lot upon which the Building is then located or such multiple tax lots designed by Landlord in its sole discretion, provided the Building is then located on one or more of such multiple tax lots. Landlord intends to and shall have the right at any time to cause part or parts of the Land to become a separate tax lot or separate tax lots in connection with future development thereof, in which event, commencing on the date on which

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Taxes on such separate tax lot or lots are paid by a third party, Taxes shall no longer include the real estate taxes, assessments and special assessments imposed on such separate tax lot or lots.

Section 3.7    If any building is enlarged, demolished or removed from the Land or any new building is erected on the Land, the term “Tenant’s Tax Proportionate Share” shall mean the percentage that represents a fraction the numerator of which is the number of square feet of rentable area in the Premises and the denominator of which is the aggregate number of square feet of rentable area of all buildings then on the Land.

Section 3.8    Tenant shall pay to Landlord upon demand as Additional Rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

Section 3.9    Landlord’s failure to render any Landlord’s Statement with respect to any Tax Year shall not prejudice Landlord’s right thereafter to render a Landlord’s Statement with respect thereto or with respect to any subsequent Tax Year, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right thereafter to render a corrected Landlord’s Statement for that Tax Year. Nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Taxes during any Tax Year or any time thereafter. The rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any Tenant’s Tax Payment shall survive the Expiration Date.

Section 3.10 If the Commencement Date shall occur other than on the first day of a Tax Year or a Tax Year ends after the expiration or termination of this Lease, any Additional Rent in respect thereof payable under this Article shall be equitably prorated to correspond to that portion of the Tax Year occurring within the Term.

ARTICLE 4

TENANT’S OPERATING PAYMENT

Section 4.1    For the purposes of this Article 4 and other provisions of this Lease:

(A)    The term “Operating Expenses” shall mean all expenses paid or incurred by Landlord or on Landlord’s behalf in respect of the repair, maintenance and operation of the Core Campus, including, without limitation, all expenses paid or incurred as a result of Landlord complying with its obligations under this Lease. Operating Expenses shall include, without limitation, (i) salaries, wages, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance and pension and welfare payments and contributions and all other fringe benefits paid to, for or with respect to all persons (whether employees of Landlord or its managing agent) engaged in the repair, operation and maintenance of the Core Campus (excluding employees above the level of Project Manager) ; (ii) payroll taxes, workers’ compensation, uniforms, dry cleaning, and related expenses for such persons; (iii) the cost of all charges for gas, steam, electricity, heat, ventilation, air-conditioning, water and other utilities furnished to the buildings within the Core Campus (including, without limitation, the common areas thereof) together with any taxes on such utilities (excluding however, the cost of electricity,

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heat, ventilating and air-conditioning described in clauses (9) and (10) of this definition); (iv) the cost of painting the common areas of the Project; (v) charges for telephone service for the management of the Core Campus; (vi) financial expenses incurred in connection with the operation of the Core Campus, such as insurance premiums (including, without limitation, liability insurance, fire and casualty insurance, rent insurance and any other insurance), reasonable attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in applying for any reduction of Taxes or in connection with the leasing of space in the Core Campus or the enforcement of leases or in any way related to obtaining financing for the Project), auditing, accounting and other professional fees and expenses, association dues and any other ordinary and customary financial expenses incurred in connection with the operation of the Core Campus; (vii) the cost of purchases and rentals of all supplies (including, without limitation, building and cleaning supplies), tools (including, without limitation, hand tools), materials and equipment (both movable and immovable), and replacements for tools and equipment used in the operation, maintenance, and repair of the Core Campus and sales and other taxes thereon; (viii) charges of independent contractors (including, without limitation, for window and other cleaning and janitorial and security services); (ix) the cost of repairs and replacements made by Landlord; (x) the cost of alterations and improvements to the Core Campus made by reason of Requirements not in effect on the date hereof; (xi) payments under service contracts (including, without limitation, for window and other cleaning and janitorial and security services); (xii) management fees but not to exceed 4% of the aggregate rents, additional rents, and other charges payable to Landlord by tenants of the Core Campus; provided that if Landlord or an affiliate of Landlord is the managing agent, then a sum equal to 4% of the aggregate rents, additional rents and other charges payable to Landlord by tenants in the Core Campus; (xiii) the reasonable costs of operating an on-site management office, including, without limitation, the fair market rental value thereof; and (xiv) all other charges properly allocable to the repair, operation and maintenance of the Core Campus in accordance with generally accepted accounting principles; excluding, however, (1) depreciation, (2) interest on and amortization of debts, (3) ground rent, (4) leasehold improvements made for existing or future tenants of the Core Campus, (5) brokerage commissions, (6) refinancing costs, (7) costs and expenses in connection with the expansion of buildings or the construction of new buildings, (8) Taxes, and (9) the cost of Basic Electric and HVAC Electric (as such terms are defined in Section 30.1) furnished to the Premises or to other tenants of the Core Campus and (10) the cost of producing and furnishing steam and chilled water to provide heat, ventilating and air-conditioning furnished to the Premises or to other tenants of the Core Campus (11) costs paid or reimbursed directly by Tenant or another tenant in the Project (as distinguished from costs that are passed along to other tenants by virtue of provisions in their leases, analogous to this Article 4, which require them to pay a proportionate share of operating costs or increases therein), and (12) capital improvements that do not qualify under clause (x) above and are not either (a) of a type which will reduce Operating Expenses or (b) reasonably required to maintain the condition of the Project in substantially the condition that it is as of the date hereof. If the capital expenditure is of a type which will reduce Operating Expenses, and does not qualify under the foregoing clause 12(b), then the amount of such expenditure will not exceed the amount of Operating Expense savings achieved. The cost of any capital improvement (excluding any new buildings or expansions of buildings) or machinery or equipment shall be included in Operating Expenses for the Operating Year in which such improvement was made or machinery or equipment was purchased, provided that to the extent the cost of such capital improvement or

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machinery or equipment is required to be capitalized for federal income tax purposes, such cost shall be amortized on a straight-line basis over the useful life thereof utilized for federal income tax purposes, and the annual amortization of such capital improvement or machinery or equipment, together with interest on the unamortized balance of such cost at the Applicable Rate, shall be included in Operating Expenses. Any cost or expense shall be included in Operating Expenses for any Operating Year no more than once, notwithstanding that such cost or expense may fall under more than one of the categories listed above. Landlord may use related or affiliated entities to provide services or furnish materials for the Core Campus provided that the rates or fees charged by such entities are competitive with those charged by unrelated or unaffiliated entities for the same services or materials, unless a fee or rate is specified in this Lease, in which event such fee or rate shall prevail. If during any Operating Year the tenant or occupant of any space in the Core Campus undertook to perform work or services therein in lieu of having Landlord perform the same and the cost thereof would have been included in Operating Expenses if done by Landlord, then, in any such event(s), the Operating Expenses for such Operating Year shall include the amount that would have been incurred if Landlord had performed such work or services, as the case may be, to the extent necessary only to allow Landlord to collect in full Landlord’s actual cost for performing such work or service for the remaining tenants of the Project. If less than all of the rentable area of the Core Campus is occupied by tenants at any time during any Operating Year, the Operating Expenses for such Operating Year shall be deemed to be the amount that Operating Expenses would have been had all of such rentable area been 100% occupied throughout such Operating Year. The provisions of the prior sentence with respect to adjustments of Operating Expenses for vacancy, shall apply only to Operating Expenses which are variable and which increase in the same relationship to the increase in occupancy in the Building and shall not apply to any Operating Expenses which do not vary with the level of occupancy in the Building. Operating Expenses shall be calculated on the accrual basis of accounting. With respect to any expenses paid or incurred by Landlord for the repair, maintenance and operation of the Core Campus and other buildings on the Land not comprising the Core Campus, Landlord shall equitably allocate, using good accounting principals, said expenses between the Core Campus and such other buildings. Notwithstanding the foregoing, Operating Expenses shall not include (i) expenditures for which Landlord is reimbursed from any insurance carrier, Tenant (except pursuant to Tenant’s obligation to pay its Proportionate Share of Operating Expenses) or other source or (ii) franchise taxes and income taxes.

(B)    The term “Landlord’s Operating Statement” shall mean a written statement prepared by Landlord or its agent, setting forth Landlord’s computation of the sum payable by Tenant under this Article for a specified Operating Year.

Section 4.2    For each Operating Year, any part of which occurs during the Term, Tenant shall pay to Landlord an amount (prorated to the extent provided in Section 4.6, if applicable) (herein called “Tenant’s Operating Payment”) equal to Tenant’s Operating Proportionate Share of the Operating Expenses for such Operating Year. Said payments shall be made as provided in Section 4.3.

Section 4.3    Landlord may furnish to Tenant, prior to the commencement of each Operating Year (or, in the case of the Operating Year in which the Term commences, prior to the

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Commencement Date), a written statement setting forth Landlord’s estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year (or the portion thereof subsequent to the Commencement Date, as the case may be) an amount equal to one-twelfth of Landlord’s estimate of the Operating Payment for such Operating Year. If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operating Year; (b) after such estimate is furnished to Tenant or included in or together with such estimate, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay to Landlord the amount thereof within 10 days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article or Article 4; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of the Operating Payment shown on such estimate. Landlord may, at any time or from time to time during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the Operating Payment for such Operating Year; and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

Section 4.4    Within 120 days after the end of each Operating Year Landlord shall furnish to Tenant Landlord’s Operating Statement for such Operating Year. If Landlord’s Operating Statement shows that the sums paid by Tenant under Section 4.3 exceeded the Operating Payment to be paid by Tenant for such Operating Year, Landlord shall promptly either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Article or Article 3; and if Landlord’s Operating Statement for such Operating Year shows that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay to Landlord the amount of such deficiency within 10 day’s after demand therefor.

Section 4.5    Tenant, upon notice given within 90 days after any Landlord’s Operating Statement is sent to Tenant, may elect to have an Approved Examiner examine such of Landlord’s books and records as are directly relevant to the Landlord’s Operating Statement in question. Such Approved Examiner shall complete its examination of such books and records within a reasonable period of time after Tenant’s notice of examination is given to Landlord (but in no event longer than 90 days). An “Approved Examiner” shall mean an independent certified public accountant or accountants (who may be an employee of Tenant) which is not being compensated by Tenant, in whole or in part, on a contingency basis provided that such Approved Examiner is not and has not during the Term been affiliated with, a shareholder in, an officer, director, partner, or employee of, any Manager during the Term or the Manager named in this Lease. Tenant recognizes the confidential nature of Landlord’s books and records and agrees

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that information obtained by it or an Approved Examiner during any examination (including any compromise, settlement or adjustment relating to the results of such examination) shall be maintained in strict confidence by Tenant and such Approved Examiner. As a condition precedent to Tenant’s exercise of its right to examine Landlord’s books and records, Tenant shall deliver to Landlord a confidentiality agreement, reasonably satisfactory to Landlord, from the Approved Examiner to the same effect as Tenant’s agreement contained in the preceding sentence. If, after such examination, such Approved Examiner shall dispute such Landlord’s Operating Statement, either party may refer the decision of the issues raised to a reputable independent firm of certified public accountants which has not performed services valued at $25,000 or more for either party hereunder in the most recent three year period, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, and the decision of such accountants shall be conclusively binding upon the parties. The fees and expenses involved in resolving such dispute shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based upon the degree of success of each party). If Tenant shall not give such notice within such 90-day period, then the Operating Statement as furnished by Landlord shall be conclusive and binding upon Tenant. Tenant, pending the resolution of any contest shall continue to pay all sums as determined to be due in the first instance by Landlord’s Operating Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant (or credit allowed Tenant against the Fixed Rent and Additional Rent becoming due). If it is determined that Landlord, during an Operating Year, overcharged Tenant for Operating Expenses by an amount that exceeds four (4%) percent of Tenant’s total Operating Payment for such Operating Year, Landlord shall reimburse Tenant for the reasonable cost incurred by Tenant in performing the audit of Landlord’s books and records.

Section 4.6    If the Commencement Date shall occur other than on the first day of an Operating Year or an Operating Year ends after the expiration or termination of this Lease, any Additional Rent in respect thereof payable under this Article shall be equitably prorated to correspond to that portion of the Operating Year occurring within the Term.

Section 4.7    If any building comprising the Core Campus is enlarged, demolished or removed from the Core Campus, or any building or the Land is added to the Core Campus (which Landlord may do in its sole and absolute discretion), the term “Tenant’s Operating Proportionate Share” shall be adjusted to mean the percentage that represents a fraction the numerator of which is the number of square feet of rentable area in the Premises and the denominator of which is the aggregate number of square feet of rentable area of all buildings then comprising the Core Campus.

Section 4.8    Landlord’s failure to render any Landlord’s Statement with respect to any Operating Year shall not prejudice Landlord’s right thereafter to render a Landlord’s Statement with respect thereto or with respect to any subsequent Operating Year, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right thereafter to render a corrected Landlord’s Statement for that Operating Year. Nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Operating Expenses during any

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Operating Year or any time thereafter. All rights and obligations of Landlord and Tenant under the provisions of this Article 4 shall survive the Expiration Date.

ARTICLE 5

USE AND OCCUPANCY

Section 5.1    Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Landlord acknowledges and agrees that Tenant’s use of the Premises will include the use of a bio-reactor.

Section 5.2    Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for the preparation, dispensing and consumption of food by Tenant’s employees who work in the Premises and not for the sale of food to any Persons other than such employees, (6) as an employment agency, day-care facility, labor union, school, or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises), (7) as a barber shop, beauty salon or manicure shop, (8) omitted, (9) as offices of any public utility company, (10) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (11) medical offices or a medical clinic, (12) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (13) as reservation centers for airlines or travel agencies, (14) for retail or manufacturing use (except for manufacturing as permitted in by the Permitted Use), (15) as studios for radio, television or other media or (16) for the production, testing, use, or disposal of any toxic chemicals. Furthermore, the Premises shall not be used for any purpose that would, in Landlord’s reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building. Notwithstanding clause (16) of the immediately preceding sentence, Tenant may use the Premises to produce, test or use those toxic chemicals which are essential or incidental to the Tenant’s normal business operations, consistent with, and customary for, the operation of a non-military, commercial laboratory operated by Tenant and expressly permitted under all applicable Requirements and, if required by any Requirements, a current and valid permit or certificate issued by the Government Authority. If the Premises is used as set forth in the immediately proceeding sentence, Tenant shall do the following to reduce the safety hazards associated with

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toxic chemicals: (a) use the highest standard of care in all activities involving toxic chemicals; (b) arrange the Premises in a manner to allow for adequate space and orderly placement of all toxic chemicals and equipment used in connection with toxic chemicals; (c) separate or create a defined area within the Premises for the use, storage, production and/or testing of toxic chemicals; and (d) equip the Premises with the following items if necessary or prudent: (i) supplemental lighting and ventilation, (ii) air-supply and exhaust filters, (iii) a system for monitoring environmental conditions, and (iv) any other items that are necessary, prudent or required by any applicable Requirements.

Section 5.3    Landlord represents and warrants to Tenant that the current certificate of occupancy for the Building and insurance requirements applicable to the insurance maintained by Landlord on the Building permit the uses of the Premises that are Permitted Uses.

ARTICLE 6

ALTERATIONS

Section 6.1    (A)    Subject to obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, Tenant may, from time to time, make any Alterations provided that: (i) the outside appearance of the Building shall not be affected; (ii) the strength of the Building shall not be affected; (iii) the structural parts of the Building shall not be adversely affected; (iv) no part of the Building outside of the Premises shall be affected; and (v) the proper functioning of the Building Systems shall not be adversely affected and the use of such systems by Tenant shall not be increased beyond Tenant’s allocable portion of the reserve capacity thereof, if any. If consent to any Alterations is not given, Landlord shall notify Tenant in sufficient detail to enable Tenant to amend its plans and specifications regarding such Alterations to comply with Landlord’s objections. Tenant may, without Landlord’s consent, but after written notice to Landlord, perform decorative Alterations such as painting and carpeting.

(B)    (1)    Prior to making any Alterations, Tenant shall, at Tenant’s expense, (i) submit to Landlord one set of mylar sepias and two sets of blue lines of final, stamped and detailed plans and specifications (including layout, architectural, electrical, mechanical and structural drawings) that comply with all Requirements for each proposed Alteration, and Tenant shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications which consent shall not be unreasonably withheld or delayed, (ii) obtain all permits, approvals and certificates required by any Government Authorities, and (iii) furnish to Landlord duplicate original policies of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alteration) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord and its agents, any Lessor and any Mortgagee, as additional insureds. If Landlord previously has provided Tenant or its architect with base building plans on a CADD disk, Tenant shall also submit Tenant’s plans and any changes thereto by disk. Upon completion of such

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Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alterations required by any Government Authority and shall furnish Landlord with copies thereof, together with the “as-built” plans and specifications for such Alterations. All Alterations shall be made and performed in accordance with the plans and specifications therefor as approved by Landlord, all Requirements, the Tenant Criteria Manual for the Building and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations shall be first quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement, provided that Tenant may finance its trade fixtures (and grant a security interest thereon to secure such financing) with an Institutional Lender if such financing is required by such lender to be paid in full during the Term. An “Institutional Lender” shall mean a savings bank, a savings and loan association, a commercial bank, a finance company (such as CIT or GECC), a trust company, which is organized under the laws of the United States or Canada and subject to the supervision of the Comptroller of the Currency, the Federal Reserve Board or a state banking superintendent or commissioners, an insurance company, an investment bank, a real estate mortgage investment conduit, a trustee in securitization, or any assignee of any thereof (which assignee must also be an Institutional Lender) organized and existing under the laws of the United States or Canada, a real estate investment trust sponsored by an Institutional Lender (which is not another real estate investment trust), or a union, federal, state, municipal or secular employee’s welfare, benefit, pension or retirement fund. Tenant shall deliver to Landlord, at the request of Landlord, which may be made at any time and from time to time, evidence of the outstanding amount of, and terms of, such financing and the identity of the lender thereof. In addition, no such Alteration for which the cost of labor and materials (as estimated by Landlord’s architect, engineer or contractor) is in excess of Five Hundred Thousand ($500,000) Dollars (excluding decorative items and Tenant’s trade fixtures), shall be undertaken prior to Tenant’s delivering to Landlord such security for timely lien-free completion thereof as is reasonably satisfactory to Landlord, and such Alteration shall be performed only under the supervision of a licensed architect satisfactory to Landlord. Notwithstanding the foregoing, Landlord shall not require Tenant to deliver a completion bond or other security in connection with Tenant’s initial Alterations. Notwithstanding the provisions of subsection B(1)(i) of this Section 6.1, with respect to any Alterations for which the cost of labor and materials (as estimated by Landlord’s architect or contractor) is less than One Hundred Thousand ($100,000) Dollars, either individually or in the aggregate with any other Alterations constructed in any six (6) month period, Tenant shall not be obligated to submit the detailed plans and specifications referred to in subsection (B)(1)(i) (unless required by any Requirements), but in lieu of such detailed plans and specifications, Tenant shall submit to Landlord five (5) sets of documentation sufficient adequately to inform Landlord and its architect and engineer of the Alterations proposed to be made by Tenant.

(2)    Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making revisions to the plans and specifications or supplying additional information. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation, warranty or liability whatsoever to Tenant or any other Person with respect to the adequacy, correctness or sufficiency or with respect to Requirements or otherwise. Landlord agrees to grant its approval

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or disapproval of any plans, or revisions to plans, within 10 days of the date such plans are delivered to Landlord in the form required by this Lease

(C)    Except as otherwise provided herein, Tenant shall be permitted to perform Alterations during Operating Hours, provided that such work does not materially interfere with or interrupt the operation and maintenance of the Building (as determined by Landlord) or unreasonably interfere with or interrupt the use and occupancy of the Building by any other tenants in the Building. Otherwise, Alterations shall be performed at such times and in such manner as Landlord may from time to time reasonably designate. All Alterations (including wiring and cabling from the raceways and conduits located in the Premises) shall become a part of the Building and shall be Landlord’s property from and after the installation thereof and may not be removed or changed without Landlord’s consent. Notwithstanding the foregoing, if, on or before the date Landlord approves Tenant’s plans and specifications (or other documentation) for Alterations (including wiring and cabling), Landlord notifies Tenant that Landlord is reserving the right to require Tenant to remove the same or any portion thereof, then Landlord prior to the Expiration Date, may require Tenant to remove all of such Alterations (including wiring and cabling) or any specified portion thereof and to repair and restore in a good and workmanlike manner to Building standard condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. All Tenant’s Property shall remain the property of Tenant and, on or before the Expiration Date, may be removed from the Premises by Tenant at Tenant’s option; provided, however, that Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises or the Building caused by such removal. The provisions of this Section 6.1(C) shall survive the expiration or earlier termination of this Lease.

(D)    All Alterations shall be performed, at Tenant’s sole cost and expense, by contractors, subcontractors or mechanics approved by Landlord, such approval not to be unreasonably withheld or delayed. Prior to Tenant making any Alterations, Landlord or Manager, at Tenant’s request, shall furnish Tenant with a list of contractors, subcontractors and mechanics who may perform Alterations in or to the Premises on behalf of Tenant. If Tenant shall enter, within six months after Landlord shall furnish Tenant with such list, into a contract with any contractor set forth on the list, Tenant shall not be required to obtain Landlord’s consent to such contractor unless, prior to entering into a contract with such contractor or the commencement of work by the contractor, Landlord notifies Tenant that such contractor has been removed from the list.

(E)    (1)    Any mechanic’s lien filed against the Premises or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be cancelled or discharged by Tenant, by payment or filing of the bond required by law, within twenty-five (25) days after such lien shall be filed, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expenses, claims, losses or damages resulting therefrom by reason thereof.

(2)    If Tenant shall fail to discharge such mechanic’s lien within the aforesaid period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding, and in any such event,

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Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such mechanic’s lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances.

(3)    Any amount paid by Landlord for any of the aforesaid charges and for all expenses of Landlord (including, but not limited to, attorneys’ fees and disbursements) incurred in defending any such action, discharging said lien or in procuring the discharge of said lien, with interest on all such amounts at the maximum legal rate of interest then chargeable to Tenant from the date of payment, shall be repaid by Tenant within ten (10) days after written demand therefor, and all amounts so repayable, together with such interest, shall be considered Additional Rent.

Section 6.2    Tenant shall reimburse Landlord, within five Business Days after demand therefor, for any out-of-pocket expense incurred by Landlord for reviewing the plans and specifications for any Alterations or inspecting the progress of completion of the same.

Section 6.3    Tenant shall furnish to Landlord copies of records of all Alterations and of the cost thereof within fifteen (15) days after request by Landlord after the completion of such Alterations.

Section 6.4    Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building or the Project by Landlord, Tenant or others, or of any other property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall use best efforts to cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

ARTICLE 7

REPAIRS; FLOOR LOAD

Section 7.1    Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises and the fixtures, equipment and appurtenances therein (including without limitation, any restrooms within the Premises) and make all repairs thereto as and when needed to preserve them in good working order and condition, except for (a) reasonable wear and tear, (b) obsolescence and (c) damage for which Tenant is not responsible pursuant to the provisions of Article 13. Except as otherwise provided in this Section 7.1, Tenant shall not be obligated to repair any Building Systems. The design and decoration of the elevator areas of each floor of the Premises and the public corridors of any floor of the Premises occupied by more than one (1) occupant shall be under the sole control of Landlord. Notwithstanding any provision contained in this Lease to the contrary, all damage or injury to the Premises, and all damage or injury to any other part of the Building, or to its fixtures, equipment and appurtenances (including Building Systems), whether requiring structural or non-structural repairs, caused by the moving of Tenant’s Property or caused by or resulting from any act or omission of, or Alterations made

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by, Tenant or Persons Within Tenant’s Control, shall be repaired by Tenant, at Tenant’s sole cost and expense, to the reasonable satisfaction of Landlord (if the required repairs are non-structural in nature and do not affect any Building Systems), or by Landlord at Tenant’s sole cost and expense (if the required repairs are structural in nature or affect any Building Systems). All of the aforesaid repairs shall be performed in a manner and with materials and design of first class and quality consistent with first-class office buildings in Westchester County and shall be made in accordance with the provisions of Article 6. If Tenant shall fail, after ten (10) days notice (or such shorter period as may be required because of an emergency), to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord, as Additional Rent, within ten (10) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any Building Systems located in, servicing or passing through the Premises upon Tenant becoming aware of same.

Section 7.2    Tenant shall not place a load upon any floor of the Premises which exceeds the load which such floor was designed to carry and which is allowed by law. If Tenant is moving or locating any safe, machinery, equipment, freight, bulky matter or fixture which requires special handling (as determined by Landlord), Tenant shall employ only persons holding a Master Rigger’s license to do said work. All work in connection therewith shall comply with the Requirements, and shall be done during such hours as Landlord may reasonably designate. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance.

Section 7.3    Landlord shall (subject to Tenant’s reimbursement obligation pursuant to Article 4) operate, maintain and make all necessary repairs (both structural and non-structural) to the Building Systems and the public portions of the Building, both exterior and interior, in conformance with standards applicable to first-class office buildings in Westchester County, except for those repairs for which Tenant is responsible pursuant to any other provision of this Lease. Landlord acknowledges that Tenant’s business involves manufacturing processes that are required to run uninterrupted for extended periods beyond customary business hours and that Tenant will incur substantial additional cost and expense if such manufacturing “runs” are interrupted. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements and shall, except in the case of an emergency, attempt to coordinate with Tenant in making any repairs, alterations, additions or improvements so as to attempt to minimize any interference with Tenant’s use and occupancy of the Premises; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs, alterations, additions or improvements. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, alterations, additions or improvements, provided Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand therefor, an amount equal to the excess costs incurred by Landlord by reason of compliance with Tenant’s request. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental

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value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

ARTICLE 8

WINDOW CLEANING

Section 8.1    Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law, or of any other board or body having jurisdiction.

ARTICLE 9

REQUIREMENTS OF LAW

Section 9.1    Tenant shall not do, and shall not permit Persons Within Tenant’s Control to do, any act or thing in or upon the Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any Requirements. Tenant shall, at Tenant’s sole cost and expense, take all action, including any required Alterations necessary to comply with all Requirements (including, but not limited to, applicable terms of the Americans With Disabilities Act of 1990 (the “ADA”), as modified and supplemented from time to time) which shall impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Premises, Tenant’s occupancy, use or manner of use of the Premises (including, without limitation, any occupancy, use or manner of use that constitutes a “place of public accommodation” under the ADA), or any installations in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof. Notwithstanding the preceding sentence, Tenant shall not be obligated to perform any Alterations necessary to comply with any Requirements, unless compliance shall be required by reason of (i) any cause or condition arising out of any Alterations or installations in the Premises (whether made by Tenant or by Landlord on behalf of Tenant), or (ii) Tenant’s particular use, manner of use or occupancy on behalf of Tenant of the Premises (as opposed to mere laboratory and office use), or (iii) any breach of any of Tenant’s covenants or agreements under this Lease, or (iv) any wrongful act or omission by Tenant or Persons Within Tenant’s Control, or (v) Tenant’s use or manner of use or occupancy of the Premises as a “place of public accommodation” within the meaning of the ADA, in which event Tenant’s obligation to perform any Alteration by reason of this clause (v) shall apply only to the Premises.

Section 9.2    Tenant covenants and agrees that Tenant shall, at Tenant’s sole cost and expense, comply at all times with all Requirements governing the use, generation, storage, treatment and/or disposal of any Hazardous Materials (as defined below), the presence of which

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results from or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. The term “Hazardous Materials” shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C. § 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601, et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. Tenant shall agree to execute, from time to time, at Landlord’s request, representations and the like concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in, on, under or about the Premises, the Building or the Land. Tenant shall indemnify and hold harmless all Indemnitees from and against any loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) arising by reason of any clean up, removal, remediation, detoxification action, diminution in value of the Premises, damages for the loss or amenity of the Premises or any other activity required or recommended of any Indemnitees by any Government Authority by reason of the presence in or about the Building or the Premises of any Hazardous Materials, as a result of or in connection with the act or omission of Tenant or Persons Within Tenant’s Control or the breach of this Lease by Tenant or Persons Within Tenant’s Control. Without limiting the foregoing, if any Hazardous Materials attributable to Tenant or Persons Within Tenant’s Control, or the activities of any of them, are being used, stored, generated, or tested under or about the Premises in a manner that violates any Requirement, Tenant shall promptly take all actions, at its sole cost and expense, necessary to comply with all Requirements; provided that, except in emergency situations (in which case Notice shall be given to Landlord as soon as practicable), Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld or delayed. The foregoing covenants and indemnity shall survive the expiration or any termination of this Lease. Tenant shall, upon becoming aware of same, give prompt written notice to Landlord of (i) any condition in or near the Premises that shall pose a threat to the health, safety or welfare of humans, (ii) any proceeding or inquiry by any party (including any Government Authority) with respect to the presence of any Hazardous Materials in, from or about the Premises, (iii) all claims made or threatened by any third party (including any Government Authority) against Tenant or any party occupying the Premises relating to any loss or injury resulting from any Hazardous Materials in the Premises, and (iv) Tenant’s discovery of any occurrence or condition in the Premises, the Building or the Project that reasonably could cause the Building or the Project to be subject to any investigation or cleanup pursuant to any Requirement.

Section 9.3    If Tenant shall receive notice of any violation of, or defaults under, any Requirements, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

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Section 9.4    If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business and if the failure to secure such license or permit would, in any way, adversely affect Landlord, the Building or the Project, then Tenant, at Tenant’s expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

Section 9.5    Tenant, at Tenant’s sole cost and expense and after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises provided that: (a) neither Landlord nor any Indemnitees shall be subject to criminal penalties, nor shall the Real Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises or the Building be suspended or threatened to be suspended, by reason of non-compliance or by reason of such contest; (b) before the commencement of such contest, if Landlord or any Indemnitees may be subject to any civil fines or penalties or if Landlord may be liable to any independent third party as a result of such non-compliance, then Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred twenty (120%) percent of Landlord’s reasonable estimate of the sum of (A) the cost of such compliance, (B) the penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord) and (C) the amount of such liability to independent third parties, and shall indemnify Landlord (and any Indemnitees) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance; or (ii) other security reasonably satisfactory in all respects to Landlord; (c) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Mortgage or Superior Lease, or if such Superior Lease or Mortgage conditions such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

Section 9.6    (A)    Landlord may, at its option and at Landlord’s expense, cause to be performed on or before the Commencement Date and provide to Tenant a phase I environmental assessment of the Premises, together with such additional reports and testing (including a phase II environmental assessment), if necessary in Landlord’s sole discretion from an environmental consultant selected by Landlord (the “Initial Environmental Audit”).

(B)    After Tenant has vacated the Premises in accordance with the terms and conditions of this Lease, but no later than 15 days after the expiration or sooner termination of this Lease, Landlord may obtain a phase I environmental assessment of the Premises, together with such additional reports and testing (including, a phase II environmental assessment) if necessary in Landlord’s sole discretion using the consultant who initially prepared the Initial Environmental Audit or, if that consultant is unavailable or if an Initial Environmental Audit had not been conducted, another licensed environmental consultant reasonably acceptable to Landlord, to determine the environmental status of the Premises as of the date of that environmental update (the “Environmental Update”). The cost of the foregoing environmental assessment shall be divided evenly between Landlord and Tenant, except if any Hazardous Material remediation work is required as a result of Tenant’s acts or omissions, Tenant shall bear

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the entire cost of such environmental assessment. Tenant shall pay to Landlord any amounts payable hereunder within 15 days after being billed therefor.

(C)    Tenant’s obligations under Section 9.2 of this Lease shall also apply to any Hazardous Materials which are revealed by the Environmental Update (or any inspection by Landlord prior to Tenant’s delivery of the Premises to Landlord), but which were not revealed by the Initial Environmental Audit. This Paragraph 9.6 shall survive the expiration or sooner termination of this Lease.

Section 9.7    (A)    At any time prior to the Expiration Date or sooner termination of this Lease or to any assignment of this Lease or any subletting of any portion of the Premises, Landlord, in its sole discretion, may inspect or cause the inspection of the Premises for the purpose of determining whether or not Tenant is in compliance with this Article 9 and whether or not to conduct more detailed inspection, sampling and testing of the Premises to determine whether all Hazardous Materials are being used, stored, generated or tested in accordance with all Requirements.

(B)    If as a result of any inspection, sampling or testing, it is determined that there exists upon the Premises Hazardous Materials other than in compliance with this Lease and all Requirements, then, Tenant shall, at its sole cost and expense, immediately comply with the fifth sentence in Section 9.2 and all other Articles of this Lease as applicable and appropriate.

(C)    Tenant shall fully cooperate with Landlord in connection with any rules and regulations of Landlord regarding Tenant’s use, production or storage of Hazardous Materials upon the Premises including, but not limited to, promptly completing and returning to Landlord any questionnaires regarding Hazardous Materials.

(D)    All of Landlord’s costs in reviewing the inspection and sampling plan and test results and developing a plan for and monitoring the cleanup and site detoxification, shall be paid by Tenant, as Additional Rent, within twenty (20) days after receipt of an invoice therefor.

Section 9.8    Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, there is no asbestos in the Premises or the public areas of the Building, except for the possible presence of asbestos on certain pipes, which is either encapsulated or is not in friable condition. If it is hereafter determined that asbestos which is present in the Premises on the Commencement Date is friable and not disturbed by Alterations to be made by Tenant in accordance herewith, then, provided Tenant is not in default hereunder beyond applicable notice and grace and the need for removal or encapsulation of such asbestos does not arise as a result of the negligent or wrongful acts or omissions of Tenant or its agent, subtenant, employee, contractor or invitee, Landlord shall promptly at its expense, remove or (provided Tenant’s permitted Alterations will not be materially adversely affected thereby) encapsulate such asbestos in accordance with applicable Requirements. Landlord shall perform such work in a manner as to have the least practicable interference with Tenant’s use and operations in the Premises, recognizing Tenant’s sensitive laboratory work.

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ARTICLE 10

SUBORDINATION

Section 10.1    Subject to the provisions in Section 10.5 below, this Lease shall be subject and subordinate to each Superior Lease and to each Mortgage, whether made prior to or after the execution of this Lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall promptly execute and deliver, at its own cost and expense, any document, in recordable form if requested, that Landlord, any Lessor or any Mortgagee may request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such document within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such document for and on behalf of Tenant. Tenant shall not knowingly do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, or if, in connection with the entering into of a Superior Lease, any lending institution or Lessor, as the case may be, requests reasonable modifications of this Lease that do not increase rent or change the Term of this Lease, or materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

Section 10.2    If, at any time prior to the expiration of the Term, any Superior Lease shall terminate or shall be terminated for any reason, or any Mortgagee comes into possession of the Real Property or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, subject to the provisions in Section 10.5 below, at the election and upon demand of any owner of the Real Property or the Building, or of the Lessor, or of any Mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease (except as provided below), for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, is then entitled to possession of the Premises. Provided that in the event of any conflict between the applicable Non-Disturbance Agreement (as hereinafter defined) and this Section 10.2, the applicable Non-Disturbance Agreement shall govern and control any such attornment shall be made upon the condition that no such owner, Lessor or Mortgagee shall be:

(1)    liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord) although such owner, Lessor or Mortgagee shall be obligated to correct any conditions existing at the date of attornment which violate such party’s obligations as Landlord hereunder; or

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(2)    subject to any defense or offsets (except as expressly set forth in this Lease) which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord); or

(3)    bound by any payment of Rental which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, the then defaulting landlord), except for refunds or credits of Taxes or Operating Expenses due to Tenant; or

(4)    bound by any obligation to make any payment to Tenant which was required to be made prior to the time such owner, Lessor or Mortgagee succeeded to any prior landlord’s interest; or

(5)    bound by any amendment, modification, surrender or termination of this Lease made without Lessor’s or Mortgagee’s prior written consent; or

(6)    bound by any obligation to perform any work or to make improvements to the Premises except for repairs and maintenance pursuant to the provisions of this Lease. The provisions of this Section 10.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further agreement shall be required to give effect to said provisions. Subject to the provisions in Section 10.5 below, Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, from time to time, agreements in confirmation of the foregoing provisions of this Section 10.2, satisfactory to any such owner, Lessor or Mortgagee, and acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 10.2 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

Section 10.3    At any time and from time to time upon ten (10) days’ prior notice to Tenant by Landlord or a Lessor or Mortgagee (which ten (10) day period is not subject to any notice and cure periods otherwise provided in this Lease), Tenant shall, without charge, execute, acknowledge and deliver a statement in writing addressed to such party as Landlord, Lessor or Mortgagee, as the case may be, may designate, in form satisfactory to Landlord, Lessor or Mortgagee, as the case may be, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any of the terms of this Lease and, if so, specifying each such Event of Default of which the signer may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) either that Tenant does not know of any default in the performance of any provision of this Lease or specifying the details of any default of which Tenant may have knowledge and stating what action Tenant is taking or proposes to take with respect thereto; (vii) that, to the

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knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition or operations of Tenant or, if any such proceedings are pending or threatened to the knowledge of Tenant, specifying and describing the same; and (viii) such further information with respect to this Lease or the Premises as Landlord may reasonably request or Lessor or Mortgagee may require; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Real Property or any part thereof or of the interest of Landlord in any part thereof, by any Mortgagee or prospective Mortgagee, by any Lessor or prospective Lessor, by any tenant or prospective tenant of the Real Property or any part thereof, or by any prospective assignee of any Mortgage.

The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section 10.3 within said ten (10) day period shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such statement, that such statement as submitted by Landlord is true and correct.

Section 10.4    As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Lessors and Mortgagees at such addresses as may have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, notifies Tenant within thirty (30) days following receipt of such notice of its intention to remedy such act or omission using diligent and continuous efforts, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

Section 10.5    (A)    As used in this Article 10, the term Non-Disturbance Agreement shall mean an agreement in recordable form that provides in substance that, so long as Tenant shall not then be in default in the performance of any of its obligations under this Lease beyond any period provided for herein for the cure of such default, Tenant’s possession of the Premises in accordance with this Lease shall not be disturbed by such person giving the non-disturbance agreement or any successor or purchaser at a foreclosure sale (as the case may be) which shall succeed to the rights of Landlord under this Lease. Such agreement shall be in such form as is customarily used by the Mortgagee or Lessor if it is an institutional lender. Tenant shall reimburse Landlord upon demand for any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred or payable by Landlord in connection with obtaining each such non-disturbance agreement.

(B)    With respect to any Mortgage, the provisions of Section 10.1 of this Lease shall only operate to subject and subordinate this Lease to the Mortgage if the holder of the Mortgage shall furnish a Non-Disturbance Agreement to Tenant.

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ARTICLE 11

RULES AND REGULATIONS

Section 11.1    Tenant and Persons Within Tenant’s Control shall comply with the Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in enforcing the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.

ARTICLE 12

INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

Section 12.1    (A)    No Tenant shall entrust any property to any Building employee. Any Building employee to whom any property is entrusted by or on behalf of Tenant in violation of the foregoing prohibition shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and Landlord’s agents shall not be liable for any damage to any of Tenant’s Property or for interruption of Tenant’s business caused by other tenants or persons in the Building. Landlord shall not be liable for any latent defect in the Premises or in the Building.

(B)    If at any time any windows of the Premises are temporarily closed, darkened or covered for any reason, including Landlord’s own acts if reasonably necessary in connection with the operation of the Project, or if any such windows are permanently closed, darkened or covered by reason of any Requirements, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or any other item of Rental, nor shall the same release Tenant from Tenant’s obligations hereunder nor constitute an eviction. Except in case of emergency, Landlord shall give Tenant reasonable prior written notice of any such closure or darkening.

(C)    Tenant shall give notice to Landlord promptly after Tenant learns of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord’s property. Such notice shall be given by telecopy or personal delivery to the address(es) of Landlord in effect for notice.

Section 12.2    Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the terms of the New York State standard policies of fire insurance and liability (hereinafter referred to as “Building Insurance”); and Tenant, at Tenant’s own expense, shall comply with all rules, orders, regulations and

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requirements of all insurance boards, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises in a manner which increases the rate of premium for any of the Building Insurance over the rate in effect at the commencement of the Term of this Lease.

Section 12.3    If by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord shall increase, Tenant shall reimburse Landlord for that part of the insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement on the first day of the month following such payment by Landlord and receipt of notice thereof.

Section 12.4    (A)    At Tenant’s own cost and expense, Tenant shall obtain, maintain and keep in full force and effect during the Term commercial general liability insurance (without deductible) in a form approved in New York State (including broad form property damage coverages). The limits of liability shall be not less than Five Million and 00/100 ($5,000,000.00) Dollars per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than $1,000,000.00 and an excess (or “Umbrella”) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than $4,000,000.00. Landlord, the Manager, any Lessors and any Mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease. All said policies of insurance shall be written as “occurrence” policies. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense.

(B)    Tenant, at Tenant’s sole cost and expense, shall maintain all-risk insurance, with deductibles in an amount reasonably satisfactory to Landlord, protecting and indemnifying Tenant against any and all damage to or loss of any Alterations and leasehold improvements, including any made by Landlord to prepare the Premises for Tenant’s occupancy and Tenant’s Property. All said policies shall cover the full replacement value of all Alterations, leasehold improvements and Tenant’s Property.

(C)    All policies of insurance shall be: (i) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or any Lessor may carry; and (ii) issued by reputable and independent insurance companies rated in Best’s Insurance Guide or any successor thereto (or, if there is none, an organization having a national reputation), as having a general policyholder rating of “A” and a financial rating of at least “10”, and which are licensed to do business in the State of New York or otherwise reasonably acceptable to Landlord. Tenant shall, not later than ten (10) Business Days prior to the Commencement Date, deliver to Landlord certificates the policies of insurance and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a certificate of the new policy in lieu thereof. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any Lessors and

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Mortgagees at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of all notices sent to Tenant by Tenant’s insurer. Upon request from Landlord, tenant shall deliver copies of the policies of insurance for which certificates were delivered to Landlord.

(D)    Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

Section 12.5    (A)    Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant’s Alterations, leasehold improvements and Tenant’s Property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant’s rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 12.5 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 12.5, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

(B)    The waiver of subrogation referred to in Section 12.5(A) above shall extend to the agents and employees of each party (including, as to Landlord, the Manager), but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 12.5 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

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ARTICLE 13

DESTRUCTION BY FIRE OR OTHER CAUSE

Section 13.1    If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to the provisions of Sections 13.2 and 13.3 below, proceed with reasonable diligence, after receipt of, and subject to obtaining, the net proceeds of insurance, to repair or cause to be repaired such damage at its expense, but such repair obligation shall be limited to the core and structural core and perimeter walls only, with access available to the Premises; and, if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage and such damage shall not be due to the fault of Tenant or Persons Within Tenant’s Control, then the Fixed Rent and the Additional Rent payable pursuant to Articles 3 and 4, or an amount thereof apportioned according to the area of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the repair of such damage shall have been substantially completed. Tenant covenants and agrees to cooperate with Landlord and any Lessor or any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord. Tenant shall, after Landlord shall have substantially completed its repair obligations, repair all damage to Tenant’s Property, Tenant’s Alterations and all leasehold improvements in the Premises.

Section 13.2    Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon Section 12.4, will not carry insurance of any kind on Tenant’s Property, Tenant’s Alterations and leasehold improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

Section 13.3    Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2 above, if the Premises shall be materially (i.e., 30% or more) damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than 30% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may, in Landlord’s sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Fixed Expiration Date, and the Fixed Rent and Additional Rent payable pursuant to Articles 3 and 4 shall be apportioned as of such date. If the Premises shall be damaged or destroyed by fire or other casualty not caused by the negligence or wrongful act of Tenant, such that 30% or more of the Premises is rendered untenantable or reasonable means of access to the Premises is cut off and (i) Landlord’s

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contractor or architect estimates that the Premises will not be substantially repaired or restored within one (1) year following such fire or other casualty, or (ii) the Premises are not substantially repaired and restored within one (1) year after the date of the fire or other casualty, or (iii) because of Landlord’s failure to commence such repair and restoration within six (6) months after such casualty, such repair and restoration will not be completed within such one (1) year period, then Tenant shall have the right to terminate this Lease by giving Landlord notice to such effect within 30 days after the date of such fire or casualty, if pursuant to clause (i), or the end of such six (6) month or one (1) year period, as the case may be, if pursuant to clause (ii) or (iii), in which event the Fixed Rent and Additional Rent shall be prorated and adjusted as of the date of termination.

Section 13.4    Except as may be provided in Section 12.5, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord’s insurers in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

Section 13.5    This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE 14

EMINENT DOMAIN

Section 14.1    If the whole of the Building or the Premises is acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Fixed Expiration Date. If only a part of the Building or the Land and not the entire Premises is so acquired or condemned then, (1) except as hereinafter provided in this Section 14.1, this Lease and the Term shall continue in effect but, if a part of the Premises is included in the part of the Building or the Land so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and the Additional Rent payable pursuant to Articles 3 and 4 shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (2) whether or not the Premises are affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord receives notice of vesting of title, a thirty (30) day notice of termination of this Lease; and (3) if the part of the Building or the Land so acquired or condemned contains more than twenty (20%) percent of the total area of the Premises immediately prior to such acquisition or condemnation and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business, or if, by reason of such acquisition or condemnation, Tenant no longer has access to the Premises, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant receives notice of vesting of title, a thirty (30) day notice of termination of

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this Lease. If any such thirty (30) day notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Fixed Expiration Date. If a part of the Premises is so acquired or condemned and this Lease and the Term are not terminated pursuant to the foregoing provisions of this Section 14.1, Landlord, at Landlord’s cost and expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit, exclusive of Tenant’s Alterations, leasehold improvements and Tenant’s Property. In the event of any termination of this Lease and the Term pursuant to the provisions of this Section 14.1, the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Additional Rent payable pursuant to Articles 3 and 4 for any period after such date shall be refunded by Landlord to Tenant.

Section 14.2    In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 14.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the value of any Tenant’s Property and Tenant’s Alterations included in such taking, and for any moving expenses, so long as Landlord’s award is not reduced thereby.

Section 14.3    If the whole or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all items of Rental payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use; provided, however, that if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease expires prior to the restoration of the Premises.

ARTICLE 15

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 15.1    Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer this Lease other than to an Affiliate of Tenant, or offer or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior consent of Landlord.

Section 15.2    If and so long as Tenant is a corporation or a partnership, the following shall be deemed to be an assignment of this Lease under Section 15.1 prohibited by said Section unless Tenant obtains the prior consent of Landlord: one or more sales or transfers of stock or

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partnership interests, voluntarily, involuntarily, by operation of law or otherwise, or the issuance of new stock or partnership interests, by which an aggregate of more than 50% of Tenant’s stock or partnership interests shall be vested in a party or parties who are not stockholders or partners as of the date hereof. This Section shall not apply to transactions with a corporation, limited liability company or partnership into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred or to any corporation, limited liability company or partnership (an “Affiliate”) which controls Tenant or is controlled by Tenant or is under common control with Tenant if (a) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (i) the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, or (ii) the tangible net worth on the date of this Lease of the original Tenant herein named, and (b) proof satisfactory to Landlord of such tangible net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction. The provisions of this Section shall not apply to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations. The term “control” as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding voting common capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean more than fifty (50%) percent of the general partnership or membership interest of the partnership, (iii) in the case of a limited partnership, shall mean more than fifty (50%) percent of the general partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean more than fifty (50%) percent of the membership interests of such limited liability company.

Section 15.3    If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 15.1, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the consent of Landlord to any other or further assignment, mortgaging, subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

Section 15.4    Any assignment or transfer, whether made with Landlord’s consent pursuant to Section 15.1 or without the requirement of Landlord’s consent pursuant to Section 15.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably

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satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 15.1 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of the Fixed Rent or Additional Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

Section 15.5    The liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord with the then Tenant extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

Section 15.6    Neither the listing of any name other than that of Tenant, whether on the door of the Premises or on any directory, or otherwise, nor the acceptance by Landlord of any check not drawn by Tenant in payment of Fixed Rent or Additional Charges, shall operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

Section 15.7    Except as specifically provided to the contrary in this Article 15, if Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 60 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth or (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises). Said options may be exercised by Landlord by notice to Tenant at any time within 60 days after such notice has been given by Tenant to Landlord; and during such 60-day period Tenant shall not assign this Lease or sublet such space to any person.

Section 15.8    If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Rent shall be paid and apportioned to such date.

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Section 15.9    If Landlord exercises its option to sublet the Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

(A)    the sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

(B)    such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, (i) except such as are irrelevant or inapplicable and except as expressly set forth to the contrary in this Section and (ii) except that such sublease shall contain provisions analogous to Section 15.16, obligating the sublessee to share net assignment or sub-subletting profits with Tenant and such assignment or sub-subletting profits shall be further shared with Landlord pursuant to Section 15.16;

(C)    such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to further sublet the Premises or any part or parts thereof and to make any and all changes, alterations, and improvements in the Premises;

(D)    such sublease shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that (i) any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space or sublet caused by such removal and (ii) if such sublease is for a term ending more than one year prior to the end of the Term, such assignee or subtenant shall, at Tenant’s option, restore such space substantially to the condition thereof prior to such alterations and installations, to the extent such alterations and installations are not consented to by Tenant and would not have been permitted without such consent under the terms of Tenant’s proposed sublease; and

(E)    such sublease shall provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or further subletting by Landlord or its designee (as the sublessor) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, and (iii) at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted.

Section 15.10 If Landlord does not exercise its options pursuant to Section 15.7 to so sublet the Premises or terminate this Lease and providing that Tenant is not in default of any of

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Tenant’s obligations under this Lease, Landlord’s consent (which shall be in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(A)    Tenant shall have complied with the provisions of Section 15.7 and Landlord shall not have exercised any of its options under said Section 15.7 within the time permitted therefor;

(B)    in Landlord’s judgment the proposed assignee or subtenant is engaged in a business and the Premises will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under Section 5.1, or any other office, laboratory or similar use which complies with Legal Requirements and insurance requirements and otherwise with the provisions of this Lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Project;

(C)    the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(D)    neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Project, unless Landlord does not have available and will not have available within a reasonable period of time, space which is similar in size, condition and contiguity to that which is proposed to be sublet or assigned;

(E)    the proposed assignee or sublessee is not a person with whom Landlord is then negotiating or in the prior three-month period was negotiating to lease space in the Project;

(F)    the form of the proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article; and

(G)    the consent of any Mortgagee whose Mortgage requires the consent of the Mortgagee shall have been obtained.

Section 15.11 Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with any proposed assignment or sublease, whether consented to by Landlord or not, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent.

Section 15.12 The amount of the aggregate rent per rentable square foot to be paid by a proposed subtenant under a proposed sublease shall not be less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant. The rental and other terms and conditions of any actual sublease shall be the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 15.7. Tenant shall not (a) advertise or publicize in any way the availability of the Premises without prior notice to and approval by

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Landlord, or (b) advertise the Premises for subletting, whether through a broker, agent, representative or otherwise at a rental rate less than the Fixed Rent and Additional Rent at which Landlord is then offering to lease comparable space in the Project.

Section 15.13 Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and, subject to Section 15.9(f), for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 15.9) shall or will be made except upon compliance with and subject to the provisions of this Article. Whether or not Landlord declines to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 15.7, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or any other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

Section 15.14 If (a) Landlord fails to exercise all of its options under Section 15.7 and Landlord consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 90 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 15.7 before assigning this Lease or subletting all or any part of the Premises.

Section 15.15 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

(A)    no subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

(B)    no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

(C)    each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or

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omission of Tenant under such sublease, (ii) be subject to any offset which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month’s rent.

(D)    If (i) a subtenant of Tenant, under a sublease for which Landlord’s consent is required hereunder and has been obtained, has a minimum net worth calculated in accordance with generally accepted accounting principles equal to at least six times the aggregate of the annual fixed rent, operating payments and tax payments provided for in such sublease (ii) such sublease (A) has a term of five (5) years or more, (B) provides for the demise of at least 50% of the rentable area of the Premises and (C) provides on a per rentable square foot basis for a fixed rental and additional rent equal to or greater than the Fixed Rent and Additional Charges provided for in this Lease (or which provides for the escalation of such subtenant’s rental to such level at such time as it seeks to invoke the protections of this Section), and (iii) Landlord shall be reimbursed for its reasonable out-of-pocket costs in connection therewith (including, without limitation, reasonable legal fees), then Landlord shall execute and deliver to such subtenant, at the time such sublease is made, a non-disturbance agreement in form reasonably satisfactory to Landlord, confirming Landlord’s agreement hereunder to recognize such subtenant as the direct tenant of Landlord upon the termination of this Lease by reason of a default by Tenant, provided that at the time of the termination of this Lease (x) no default exists under the subtenant’s sublease which would then permit the landlord thereunder to terminate the sublease or to exercise any dispossess remedy provided for therein and (y) the subtenant will deliver to Landlord an instrument confirming the agreement of the subtenant to attorn to Landlord and to recognize Landlord as such subtenant’s landlord under the sublease, which instrument shall provide that neither Landlord nor anyone claiming by, through or under Landlord, shall be:

(1)    liable for any act or omission of any prior landlord (including the then-defaulting landlord),

(2)    subject to any offsets or defenses which the subtenant may have against any prior landlord (including the then-defaulting landlord),

(3)    bound by any payment of rent which the subtenant might have made for more than one (1) month in advance of the due date of any corresponding rental obligation under this Lease to any prior landlord (including the then-defaulting landlord),

(4)    liable for any security deposited by such subtenant which has not been transferred as such to Landlord,

(5)    bound by any covenant to undertake or complete any construction of the premises demised by said sublease,

(6)    bound by any obligation to make any payment to the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination of this Lease to the extent Landlord would be obligated to perform the same under this Lease, or

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(7)    bound by any modification of the sublease to which Landlord shall have not consented in writing.

Section 15.16 If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent one half of:

(A)    in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns), but excluding sums, not exceeding the fair market value, paid for the sale of Tenant’s laboratory or other similar technical or movable equipment (the sums payable under this subsection (A) shall be paid to Landlord as and when paid by the subtenant to Tenant); and

(B)    in the case of a sublease, (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, without limitation, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, which net unamortized or undepreciated cost shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease) , but excluding sums, not exceeding the fair market value, paid for the sale of Tenant’s laboratory or other similar technical or movable equipment, minus (ii) Tenant’s reasonable out-of-pocket costs of effectuating such sublease (including, without limitation, brokerage fees, attorneys’ fees and the cost of alterations performed for the subtenant), which costs shall be amortized and deducted in equal monthly installments over the balance of the term of the sublease. The sums payable under this subsection (B) shall be paid to Landlord as and when paid by the subtenant to Tenant.

ARTICLE 16

ACCESS TO PREMISES

Section 16.1    (A)    Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times upon (except in case of emergency) reasonable prior notice, which notice may be oral, to examine the same, to perform audits or inspections for Hazardous Materials, to show the same to prospective purchasers, Mortgagees or lessees of the Building or space therein, or to make such repairs, alterations, improvements or additions (i) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (ii) which Landlord may elect to perform at least ten (10) days after notice (except in an emergency when no notice shall be required) following Tenant’s failure to make repairs or

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perform any work which Tenant is obligated to make or perform under this Lease, or (iii) for the purpose of complying with Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall in no respect abate or be reduced by reason of said repairs, alterations, improvements or additions, wherever located, or while the same are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall promptly repair any damage caused to the Premises by such work, alterations, improvements or additions. Landlord shall not store materials in the Premises (except during performance of the work), unless they are confined to the area in which such alterations, additions and improvements are being performed. In exercising its rights under this Section 16.1, Landlord shall attempt to coordinate with Tenant in making any repairs, alterations or improvements in the Premises and shall use reasonable efforts to minimize interference with Tenant’s conduct of business in the Premises, provided Landlord shall not be required to use overtime labor.

(B)    Any work performed or installations made pursuant to this Article 16 shall be made with reasonable diligence and otherwise pursuant to Section 7.3.

(C)    Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Article 16 shall, if reasonably practicable, either be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, or completely furred at points immediately adjacent to partitioning, columns or ceilings located or to be located in the Premises.

Section 16.2    If Tenant is not present when for any reason entry into the Premises may be necessary or permissible, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents accord reasonable care to Tenant’s Property), and without in any manner affecting this Lease.

Section 16.3    Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided any such change does not unreasonably interfere with, or deprive Tenant of access to, the Building or the Premises; to put so-called “solar film” or other energy-saving installations on the inside and outside of the windows; and to change the name, number or designation by which the Building and/or the Project are commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of inspection, operation, maintenance, alteration and repair.

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Section 16.4    Tenant agrees to permit Emisphere’s IT telecom personnel access during business hours, upon telephonic notice, to the satellite closets located in the Space A Premises until such time as Emisphere has surrendered the Space C Premises.

ARTICLE 17

CERTIFICATE OF OCCUPANCY

Section 17.1    Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building. Without limiting the generality of the foregoing, if the certificate of occupancy for the Premises or the Building limits the total number of persons permitted to occupy the floor of the Building on which the Premises is located, then Tenant shall be entitled to use the Premises to accommodate a proportionate share of the total number of persons permitted by the certificate of occupancy to occupy the floor of the Building on which the Premises is located, based upon the ratio that the rentable square footage of the Premises bears to the total rentable square footage on such floor of the Building. In the event that any Government Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose that is a violation of such certificate of occupancy, Tenant shall, upon three (3) Business Days’ written notice from Landlord or any Government Authority, immediately discontinue such use of the Premises; provided, however, that nothing herein shall prevent Tenant from contesting such violation pursuant to and in accordance with the provisions of Section 9.5.

ARTICLE 18

DEFAULT

Section 18.1    Each of the following events shall be an “Event of Default” under this Lease:

(A)    if Tenant shall on any occasion default in the payment when due of any installment of Fixed Rent or in the payment when due of any other item of Rental and such default shall continue for five (5) Business Days after Landlord shall have given Tenant written notice of such default; or

(B)    if Tenant shall fail more than three (3) times in any period of twelve consecutive months to make a payment when due of any Rental, and Landlord shall have given Tenant notice of such default after three such occurrences; or

(C)    omitted; or

(D)    if the Premises shall become vacant or abandoned; or

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(E)    if Tenant’s interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

(F)      (1)    if Tenant shall not, or shall be unable to, or shall admit in writing Tenant’s inability to, as to any obligation, pay Tenant’s debts as they become due; or

(2)    if Tenant shall commence or institute any case, proceeding or other action (a) seeking relief on Tenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(3)    if Tenant shall make a general assignment for the benefit of creditors; or

(4)    if any case, proceeding or other action shall be commenced or instituted against Tenant (a) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of ninety (90) days; or

(5)    if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Tenant’s property which results in the entry of an order for any such relief which is not vacated, discharged, stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

(6)    if Tenant shall take any action in furtherance of, or indicating Tenant’s consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

(7)   if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within ninety (90) days; or

(G)    if Tenant shall default in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant shall fail to remedy such default within 30 days after notice by Landlord to Tenant of such

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default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of 30 days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any Superior Lease or foreclosure of any Mortgage, if Tenant shall not, (i) within said 30 day period advise Landlord of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said 30 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary.

Section 18.2    If an Event of Default shall occur, Landlord may, at any time thereafter, at Landlord’s option, give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than three (3) days after the giving of such notice, whereupon this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date specified in the notice given pursuant to this Section 18.2 were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable for damages as provided herein or pursuant to law. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 18.1(F), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on three (3) days’ notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said three (3) day period this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

Section 18.3    If, at any time, (i) Tenant shall consist of two (2) or more persons, or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Section 18.1(F), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1(F) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 18.2.

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ARTICLE 19

REMEDIES AND DAMAGES

Section 19.1    (A)    If any Event of Default shall occur, or this Lease and the Term shall expire and come to an end as provided in Article 18:

(1)    Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises by summary proceedings or otherwise and remove any and all of their property and effects from the Premises (and Tenant shall remain liable for damages as provided herein or pursuant to law); and

(2)    Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Fixed Expiration Date, at such rent or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in Landlord’s sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such Alterations, in and to the Premises as Landlord, in Landlord’s sole discretion, shall consider advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(B)    Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end that may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights that Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words “re-entry”, “re-enter” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The

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right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 19.2    (A)    If this Lease and the Term shall expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(1)    Tenant shall pay to Landlord all Fixed Rent, all Additional Rent (including Additional Rent payable pursuant to Articles 3 and 4) and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

(2)    Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (“Deficiency”) between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 19.1(A)(2) for any part of such period (after first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s reentry upon the Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(3)    whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the unpaid Rental for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at four (4%) percent per annum less than the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, are relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(B)    If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting (except as a credit against amounts owing to Landlord as set forth above), whether or not such rents exceed the

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Fixed Rent reserved in this Lease. Solely for the purposes of this Article 19, the phrase “Additional Rent payable pursuant to Articles 3 and 4” as used in Section 19.2(A) shall mean the Additional Rent payable pursuant to Articles 3 and 4 in effect immediately prior to the Expiration Date, or the date of re-entry upon the Premises by Landlord, as the case may be. Nothing contained in Article 18 or this Article 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

ARTICLE 20

FEES AND EXPENSES

Section 20.1    If (i) Tenant shall default under this Lease, or (ii) Tenant does or permits any act or thing upon the Premises, not expressly permitted under this Lease, that would cause Landlord to be in default under any Superior Lease or Mortgage and Tenant does not cure such act or thing within 15 days (or such shorter period as Landlord may be permitted pursuant to any Superior Lease or Mortgage) after notice thereof (or without notice in case of emergency), or (iii) Tenant fails to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may (1) perform the same for the account of Tenant (but shall not be obligated to do so), or (2) make any expenditure or incur any obligation for the payment of money in connection with any obligation owed to Landlord, including, but not limited to, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, and in either case the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor. In addition, Tenant shall pay Landlord any reasonable attorneys’ fees and disbursements incurred by Landlord in connection with any proceeding in which the value for the use and occupancy of the Premises by Tenant is being determined (but only if such proceeding results from a default by Tenant under this Lease). In the proof of any losses that Landlord may claim against Tenant arising out of Tenant’s failure to maintain insurance, Landlord will not be limited to the amount of the unpaid insurance premium but rather Landlord will also be entitled to recover the amount of any uninsured loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs, and expenses of lawsuit (including attorney’s fees) arising out of damage or destruction occurring during any period for which Tenant has failed to adequately provide such insurance as required. Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, Alterations, or other work in, to or about the Premises, which, in the first instance, is Tenant’s obligation pursuant to this Lease, shall not be deemed to: (x) impose any obligation on Landlord to do so, (y) render Landlord liable to Tenant or any third party for the failure to do so, or (z) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in the Lease.

Section 20.2    If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of Rental when due, (i) Tenant shall pay to Landlord, as Additional Rent, on or

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before the first day of the following month three and one-half ($.035) cents for each dollar so overdue (but in no event greater than the maximum interest rate permitted by law) in order to defray Landlord’s administrative and other costs in connection with such late payment and (ii) Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Additional Rent or other item of Rental, as the case may be, and in addition to the foregoing late charge, and as Additional Rent, a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

ARTICLE 21

NO REPRESENTATIONS BY LANDLORD

Section 21.1    Landlord and Landlord’s agents have made no representations, warranties or promises with respect to the Building, the Real Property or the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Premises in its “as is” condition on the Commencement Date (including all furniture and equipment owned by Emisphere Technologies Inc. (“Emisphere”) which is not being removed from the Premises as more particularly described in Section 40.1), and Landlord shall have no other obligation to perform any work or make any installations in order to prepare the Premises for Tenant’s occupancy. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises and the Building were in good and satisfactory condition (excluding latent defects) at the time such occupancy was so taken and that the Premises were substantially as shown on Schedule A. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval executed by Landlord and no other consent or approval of Landlord shall be effective for any purpose whatsoever.

ARTICLE 22

END OF TERM

Section 22.1    Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of Tenant’s Alterations, as may be required pursuant to Article 6. Tenant shall also remove all of Tenant’s Property and all other personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Premises and the Real Property occasioned by such removal. Any Tenant’s Property or other personal property that remains in the Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit. If such Tenant’s Property or other personal property or any part thereof is sold, Landlord may receive and retain the proceeds of such sale as the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant’s Property or other personal property or Alterations required to be removed as provided in Article 6, as well as the cost of repairing all

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damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord by Tenant, as Additional Rent, on demand.

Section 22.2    If the Expiration Date falls on a day which is not a Business Day, then Tenant’s obligations under Section 22.1 shall be performed on or prior to the immediately preceding Business Day.

Section 22.3    Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of like import then in force in connection with any holdover proceedings that Landlord may institute to enforce the provisions of this Article.

Section 22.4    If the Premises are not surrendered upon the expiration or other termination of this Lease, Tenant hereby indemnifies Landlord against liability or expense (including any consequential damages) resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay and agrees to be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises in order to induce such tenant not to terminate its lease by reason of the holding-over by Tenant and (ii) the loss of the benefit of the bargain if any such tenant shall terminate its lease by reason of the holding-over by Tenant.

Section 22.5    Tenant’s obligation under this Article shall survive the expiration or termination of this Lease.

ARTICLE 23

POSSESSION

Section 23.1    (A)    If Landlord shall be unable to deliver possession of the Premises or any additional space to be included within the Premises on the specific date (if any) designated in this Lease for the commencement of the Term or for the inclusion of such space for any reason whatsoever, Landlord shall not be subject to any liability therefor and the validity of this Lease shall not be impaired thereby, but the Commencement Date shall be postponed until three (3) Business Days following notice from Landlord that the Premises or such additional space are available for occupancy by Tenant. Tenant expressly waives any other right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of the Premises or such additional space on the specific date (if any) designated for the commencement of the Term. Tenant agrees that the provisions of this Article 23 are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Tenant expressly acknowledges that the Space A Premises is currently occupied by Emisphere and that the Commencement Date is conditioned upon the execution and delivery of an amendment of the lease between Emisphere and Landlord which will terminate such lease with respect to the Space A Premises.

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(B)    (1)    If Landlord has not delivered possession of Space A Premises by January 1, 2004, Tenant may terminate this Lease and receive a full refund of all of its Security Deposit and pre-paid Fixed Rent upon five (5) days written notice to Landlord.

(2)    If Landlord has not delivered possession of Space B Premises by April 1, 2004, Tenant may terminate this Lease with respect to the Space B Premises only and receive a refund of the pre-paid Fixed Rent allocated to the Space B Premises upon five (5) days written notice to Landlord.

(3)    If Landlord has not delivered possession of Space C Premises by February 1, 2004, Tenant may terminate this Lease with respect to the Space C Premises only and receive a refund of the pre-paid Fixed Rent allocated to the Space C Premises upon five (5) days written notice to Landlord.

(4)    If Landlord has not delivered possession of Space D Premises by May 1, 2004, Tenant may terminate this Lease with respect to the Space D Premises only and receive a refund of the pre-paid Fixed Rent allocated to the Space D Premises upon five (5) days written notice to Landlord.

(C)    If Emisphere surrenders the Space C Premises and/or the Space D Premises prior to the applicable Commencement Date for such spaces as such dates are set forth in the Reference Page, Landlord shall have the right to deliver one or both of such spaces to Tenant on not less than five (5) Business Days prior written notice to Tenant. In the event Landlord delivers such notice(s) to Tenant, then the Commencement Date for the Space C Premises and/or the Space D Premises (as applicable) shall be on the day following the expiration of such five (5) Business Day period.

ARTICLE 24

NO WAIVER

Section 24.1    No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall at any time desire to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such subletting.

Section 24.2    The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by

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Landlord of Fixed Rent, Additional Rent or any other item of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in writing and shall be signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Rental then due and payable shall be deemed to be other than on account of the earliest item(s) of Rental, or as Landlord may elect to apply the same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance due of the Rental or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Any executory agreement hereafter made shall be ineffective to change, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, discharge or abandonment is sought.

ARTICLE 25

WAIVER OF TRIAL BY JURY

Section 25.1    Landlord and Tenant shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

ARTICLE 26

INABILITY TO PERFORM

Section 26.1    This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord’s obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, governmental preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are

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affected by war or other emergency, or any other cause whatsoever (but not lack of funds), whether similar or dissimilar to the foregoing, beyond Landlord’s reasonable control (“Unavoidable Delays”).

ARTICLE 27

BILLS AND NOTICES

Section 27.1    (A)    Except as otherwise expressly provided in this Lease, any bills, statements, consents, approvals, notices, demands, requests or other communications given or required to be given under this Lease (“Notice(s)”) shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), by a recognized overnight courier service (with a signed receipt), or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in any case addressed:

            if to Tenant (a) at Tenant’s address set forth in this Lease, if given prior to Tenant’s taking possession of the Premises, or (b) at the Building, if given subsequent to Tenant’s taking possession of the Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or if to Landlord, at Landlord’s address set forth in this Lease, Attn: Director of Property Management, and with a copy to (i) LCOR Asset Management L.P., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Management Office and (ii) any Mortgagee or Lessor who may have requested the same, by Notice given in accordance with the provisions of this Article 27, at the address designated by such Mortgagee or Lessor, or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27.

(B)    Notices shall be deemed to have been rendered or given (i) on the Business Day delivered, if delivered by hand or by recognized overnight courier service, prior to 5:00 p.m. of such Business Day, or if delivered on a day other than a Business Day or after 5:00 p.m. on any day, then on the next Business Day following such delivery, or (ii) two (2) Business Days after the date mailed, if mailed as provided in Section 27.1(A). Notice given by counsel for either party on behalf of such party or by the Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article 27.

Section 27.2    Notwithstanding the provisions of Section 27.1, Notices requesting services for Overtime Periods pursuant to Article 28 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

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ARTICLE 28

SERVICES AND EQUIPMENT

Section 28.1    Landlord shall (subject to Tenant’s reimbursement obligation pursuant to Article 4):

(A)    Provide passenger elevator service to the Premises 24 hours per day, seven days per week, 365 days per year. Tenant agrees that Landlord may, at its election, install elevators with or without operators and may change the same from time to time.

(B)    Provide one (1) freight elevator serving the Premises on call on a “first come, first served” basis 24 hours per day, seven days per week, 365 days per year.

(C)    Maintain and repair the HVAC System installed by Landlord, except for those repairs which are the obligation of Tenant pursuant to Article 7 of this Lease. Subject to the provisions of Section 28.1(F) below, the HVAC System will be operated by Landlord as and for the comfortable occupancy of the Premises (which shall mean in a temperature range of approximately 68º - 74º) during the applicable seasons during Operating Hours; provided that Tenant shall draw and close the draperies or blinds for the windows of the Premises whenever the ventilation or air-conditioning system is in operation and the position of the sun so requires and shall, at all times, cooperate fully with Landlord and abide by all of the Rules and Regulations which Landlord may prescribe for the proper functioning of the HVAC System. Tenant shall pay Landlord for heat, ventilating and air-conditioning as Additional Rent, within ten days after Landlord bills Tenant therefor, which bills shall be rendered not more often than monthly. The amount of such Additional Rent for a given period of time shall be equal to the total cost to Landlord of delivering steam and chilled water for the Premises, which cost shall be determined based upon Landlord’s established mathematical model as described in Schedule G hereto. The performance by Landlord of its obligations under this Section 28.1(C) subject to Tenant’s compliance with the conditions of occupancy and connected load established by Landlord. Use of the Premises, or any part thereof, in a manner exceeding the heating, ventilating and/or air-conditioning design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the heating, ventilating and/or air-conditioning in the Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the heating, ventilating and/or air- conditioning systems servicing the Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as Alterations in accordance with the provisions of Article 6, but only to the extent permitted and upon the conditions set forth in that Article. Tenant expressly acknowledges that some or all windows are or may be hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Premises at any time the HVAC System is not in operation. Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC System, or the suitability of the Premises when the same is not in operation, whether due to normal scheduling or the reasons set forth in Section 28.2. Landlord, throughout the Term, shall have free access to all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating and machine rooms and electrical

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closets, and Tenant shall not construct partitions or other obstructions that may interfere with Landlord’s free access thereto, or interfere with the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor Persons Within Tenant’s Control shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect said mechanical installations. Landlord’s obligations under this Section 28.1(C) are subject to applicable Requirements that may limit the hours or the extent to which Landlord is permitted to supply HVAC.

(D)    Furnish hot and cold water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes (including for laboratory purposes), Tenant agrees that Tenant shall, if requested by Landlord, install a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed (including costs of generating hot water) as measured by said meter or meters or as otherwise measured, including sewer rents, as Additional Rent within ten (10) days after bills are rendered.

(E)    Provided Tenant shall keep the Premises in order, Landlord shall cause the Premises, including the exterior and the interior of the windows thereof but excluding any laboratory space, to be cleaned in a manner standard to the Building and in accordance with the cleaning specifications annexed to this Lease as Schedule D. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) special materials or finishes on items installed by Tenant or its subtenants or its or their employees or visitors or at its or their request; (b) removal from the Premises and the Building of any refuse or rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times; and (c) any additional operating expenses attributable to the use and occupancy of the Premises by Tenant or its subtenants or its or their employees or visitors other than during Business Hours on Business Days. If, however, any additional cleaning of the Premises is to be done by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant, at Tenant’s expense, shall cause the Premises to be exterminated on a monthly basis to the satisfaction of Landlord and additionally shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, rodents or roaches, whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Building for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If so requested by Landlord, Tenant, at Tenant’s expense, shall store any refuse generated by the consumption of food or beverages on the Premises in a cold box or similar facility. Landlord, its cleaning contractor and their employees shall have access to the Premises after 5:30 p.m. and before 9:00 a.m. and shall have the right to use, without charge therefor, all light, power and

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water in the Premises reasonably required to clean the Premises as required under Section 28.1. Tenant shall comply, at Tenant’s expense, with all Requirements regarding recycling of trash including, but not limited to, separating from the general trash such items as may be required, i.e., paper, plastic, glass and aluminum cans.

(F)    Tenant acknowledges and agrees that the air-handler unit (the “Air Handler”) that provides heating, ventilation and air conditioning service (the “HVAC Service”) to the Space C Premises is operated and maintained by Emisphere and that Emisphere shall continue to provide HVAC Service to the Space C Premises during the term of Emisphere’s Lease and that Landlord shall have no obligation to provide HVAC Service to the Space C Premise unless and until Emisphere’s lease expires or earlier terminates. Landlord agrees to use reasonable effort to enforce Emisphere’s obligation to provide the HVAC Service to the Space C Premises but shall have no liability if Emisphere breaches its obligation to do so. Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share of the cost to Emisphere to provide the HVAC Service to the Space C Premises based on the measurement of the airflow to the Space C Premises, as reasonably determined by Landlord. Tenant shall pay for the HVAC Service to the Space C Premises within 15 days after being billed therefor, but not more often than monthly. Notwithstanding anything to the contrary contained herein, in the event that Emisphere fails for any reason other than due to “force majeure” (as defined below) to provide the HVAC Service to the Space C Premises and as a result the Space C Premises are rendered untenantable, in addition to all of Tenant’s other rights and remedies at law or in equity, Tenant shall be entitled to offset against the Furniture Payment an amount equal to the Fixed Rent for the Space C Premises for the period from the date the Space C Premises becomes untenantable through the date when the required HVAC Service is restored, provided, however, that the foregoing offset right shall not apply from and after the date that Emisphere’s lease expires or earlier terminates and Landlord assumes responsibility for such HVAC Service. As used herein, the term “force majeure” shall mean events beyond Emisphere’s reasonable control in accordance with the description set forth in Section 41.04 of the lease to Emisphere. The foregoing abatement right shall not apply to any Fixed Rent payable to Landlord for the Premises and shall only apply to the Furniture Payment portion of the Fixed Rent.

Section 28.2    (A)    Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Alterations in the judgment of Landlord desirable or necessary to be made, until said Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply air-conditioning, ventilation, heat, elevator, plumbing, electric, gas, steam or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord’s reasonable control, or by Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension, nor shall the same constitute an actual or constructive eviction.

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(B)    If, by reason of Landlord’s failure to make repairs or replacements required to be made by Landlord pursuant to this Lease (a “Landlord Failure”), the Building HVAC System, the Building electrical system, the Building elevators, or the Building plumbing/water system serving the Premises shall become inoperable, and as a result thereof a material portion of the Premises is rendered untenantable and Tenant ceases to use such portion of the Premises for the conduct of its business and such Landlord Failure continues unremedied for more than ten (10) consecutive days after Tenant gives written notice to Landlord of the Landlord Failure and the fact that a material portion of the Premises has been rendered untenantable by reason of such Landlord Failure and that Tenant shall have ceased using such portion of the Premises for the conduct of its business, then the Fixed Rent shall be abated during the time that such portion remains untenantable and unused by reason of such Landlord Failure after such tenth (10th) day, apportioned according to the rentable area of the Premises so rendered untenantable and unused. Nothing contained in this Section 28.2(B) is intended to, or shall be deemed to, make any event described in or contemplated by Articles 13, 14 or 39.2 or any event resulting from an act or omission of Tenant or Persons Within Tenant’s Control a Landlord Failure.

Section 28.3    Tenant agrees to abide by all requirements which Landlord may prescribe for the proper protection and functioning of its Building Systems and the furnishing of the Building services. Tenant further agrees to cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Requirements.

Section 28.4    (A)    If Landlord shall furnish either gas or steam to the Premises, Landlord shall not be liable in any event to Tenant for any failure or defect in the supply or character of the gas or steam furnished to the Premises by reason of any requirement, act or omission of the public utility or other provider serving the Building with steam or for any other reason not attributable solely to Landlord’s willful misconduct or gross negligence. Tenant’s use of gas or steam in the Premises shall not at any time exceed the capacity of any of the gas lines and equipment or steam lines and equipment in or otherwise then serving the Premises.

(B)    If Landlord shall furnish gas to the Premises, Landlord shall, at Tenant’s expense, install a meter or meters to measure consumption in the Premises and Tenant shall pay Landlord for the gas consumed at Landlord’s cost.

Section 28.5    Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities (i.e., plumbing fixtures and facilities other than those that would be the common toilets in a multi-tenant floor) or the rooms in which they are located.

Section 28.6    Tenant acknowledges that Landlord may establish a messenger center in the lobby or other public portion of either the Building or another building on the Real Property. In such event, Landlord shall notify Tenant of the establishment, location and hours of operation of the messenger center and, thereafter, (i) all deliveries to Tenant shall be made to the messenger center and not to the Premises and (ii) no messenger shall be permitted in the passenger or freight elevators of the Building. Landlord may operate a messenger center consistent with first class office buildings in Westchester County in accordance with procedures,

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rules and regulations prescribed by Landlord from time to time. Tenant and Persons Within Tenant’s Control shall comply with such procedures, rules and regulations. Landlord shall not enforce such Rules and Regulations against Tenant in a discriminating manner.

ARTICLE 29

PARTNERSHIP TENANT

Section 29.1    If Tenant is a partnership, or is comprised of two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as “Partnership Tenant”), or if Tenant’s interest in this Lease shall be assigned to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (i) any written agreement that may hereafter be executed by Partnership Tenant or any successor entity, changing, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (ii) any Notices that may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any Notices given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner assumes joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 29); and (f) any present or future partner of Partnership Tenant who is no longer a partner of Partnership Tenant at the time of any default under this Lease shall, nevertheless, remain liable for the obligations of Tenant under this Lease, as if any such partner had been a partner of Partnership Tenant on the date of such default.

ARTICLE 30

ELECTRIC ENERGY

Section 30.1    Subject to the provisions of this Article, Landlord shall furnish the electric energy that Tenant shall reasonably require in the Premises for the Permitted Use. Except for electric energy required to operate motors on the air handlers providing heat, ventilating and conditioning to the Premises (“HVAC Electric”), such electric energy may, at Landlord’s option, be furnished through a meter or meters and related equipment, installed and maintained by Landlord at Tenant’s expense, measuring the amount of electric energy furnished to the Premises. Tenant shall pay Landlord for such electric energy as Additional Rent, within

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ten days after Landlord bills Tenant therefor, which bills shall be rendered not more often than monthly. The amount of such Additional Rent (a) for HVAC Electric shall be equal to Landlord’s cost, as determined pursuant to Section 28.1, and (b) for other electric energy furnished to the Premises (“Basic Electric”) shall be equal to Landlord’s actual cost, applied to the readings on each such meter or meters, including in each case, without limitation, those charges applicable to or computed on the basis of electric consumption, demand and hours of use, any sales or other taxes regularly passed on to or collected from similar consumers by such public utility company, fuel rate adjustments and surcharges, and weighted in each case to reflect differences in consumption or demand applicable to each rate level (taking into account the benefit of any “business incentive rate” that is payable by Landlord). Tenant and its authorized representatives may have access to such meter or meters (if any) on at least three days’ notice to Landlord, for the purposes of verifying Landlord’s meter readings (if any). From time to time during the Term of this Lease, Landlord may, in its sole discretion, install or eliminate, or increase or reduce the number of, such meters or vary the portions of the Premises which they serve or replace any or all of such meters.

Section 30.2    If pursuant to any Requirements, the charges to Tenant pursuant to Section 30.1 shall be reduced below that to which Landlord is entitled under such Section, the deficiency shall be paid by Tenant within 10 days after being billed therefor, as Additional Rent for the use and maintenance of the electric distribution system of the Building.

Section 30.3    Landlord shall not be liable in any event to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility or other provider serving the Building with electric energy or for any other reason not attributable solely to Landlord’s willful misconduct or gross negligence.

Section 30.4    Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand the then established reasonable charges therefor of Landlord or its designated contractor, as the case may be.

Section 30.5    Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s distribution of electricity via the Building’s electric system, Tenant shall not, without Landlord’s prior consent in each instance (which shall not be unreasonably withheld, based upon availability of electric energy in the Building as allocated by Landlord to various areas of the Building) make any alterations or additions to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand. Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment.

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Section 30.6    Landlord, upon at least sixty days’ notice to Tenant, (and after Tenant is able and the Premises are equipped to receive electric energy directly from the utility company, as hereinafter provided), may discontinue Landlord’s provision of electric energy (or either HVAC Electric or Basic Electric, as the case may be) hereunder. If Landlord discontinues provision of electric energy pursuant to this Section, Tenant shall not be released from any liability under this Lease, except that as of the date of such discontinuance, Tenant’s obligation to pay Landlord Additional Rent under Section 30.1 for electric energy (or either HVAC Electric or Basic Electric, as the case may be) thereafter supplied to the Premises shall cease. As of such date, Landlord shall permit Tenant to receive electric energy directly from the public utility company or other provider supplying electric energy to the Project, and Tenant shall pay all costs and expenses of obtaining such direct electrical service. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All additional meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company or other provider shall be furnished and installed by Landlord at Landlord’s expense (which, to the extent not already in place, shall constitute an Operating Expense, amortized on a straight line basis over the useful life of the items in question, as reasonably determined by Landlord).

ARTICLE 31

SIGNS

Section 31.1    The location, size, materials, quality, design, color and lettering of any signs desired by Tenant shall be subject to the prior approval of Landlord (not to be unreasonably withheld or delayed) and shall be in compliance with the standards promulgated by Landlord. At Landlord’s option, Landlord may install any such signs, and Tenant shall pay all costs associated with such installation, as Additional Rent, within ten (10) days after demand therefor.

ARTICLE 32

BROKER

Section 32.1    Landlord represents and warrants to Tenant that Landlord has not dealt with any broker or Person in connection with this Lease other than the Broker(s). Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or Person in connection with this Lease other than the Broker(s). The execution and delivery of this Lease by each party shall be conclusive evidence that such party acknowledges that each party has relied upon the foregoing representation and warranty. Landlord and Tenant each shall indemnify and hold harmless the other from and against any and all claims for commission, fee or other compensation by any Person other than the Broker who claims to have dealt with such party in connection with this Lease and for any and all costs incurred by the indemnified party in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Landlord shall indemnify and hold harmless Tenant from and against any and all claims for commission, fee or other compensation by the Broker in connection with this Lease

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and for any and all costs incurred by the indemnified party in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Landlord shall compensate Broker(s) pursuant to a separate agreement between Broker(s) and Landlord, which may provide that Emisphere shall compensate Broker(s) pursuant to a separate agreement between Broker(s) and Emisphere for a portion of the commission. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 33

INDEMNITY

Section 33.1    Tenant shall not do or permit any act or thing to be done upon the Premises or the Real Property that may subject any Indemnitee to any liability or responsibility for injury, damage to persons or property or to any liability by reason of the existence or application of, compliance with or violation of any Requirement, but shall exercise such control over the Premises as to protect each Indemnitee fully against any such liability and responsibility. Tenant shall indemnify and save harmless the Indemnitees from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or Persons Within Tenant’s Control, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises during the Term or during Tenant’s occupancy of the Premises (unless caused by Landlord’s negligence or willful misconduct), (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Persons Within Tenant’s Control, and (d) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled, kept, observed and performed by Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 33.2    If any claim, action or proceeding is made or brought against any Indemnitee, against which claim, action or proceeding Tenant is obligated to indemnify such Indemnitee pursuant to the terms of this Lease, then, upon demand by the Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name, if necessary, by counsel reasonably satisfactory to Landlord. Counsel selected by Tenant’s insurance company shall be deemed satisfactory to Landlord. Notwithstanding the foregoing, if such attorneys shall be defending both Tenant or any Persons Within Tenant’s Control and an Indemnitee, such Indemnitee may, if it reasonable determines that there is a potential conflict of interest or the matter involves claims in excess of $3,000,000, retain its own attorneys to defend or assist in defending any claim, action or proceeding, and Tenant shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.

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ARTICLE 34

PARKING

Section 34.1    Landlord shall, without charge to Tenant (except as consequence of the cost thereof being included in Operating Expenses), provide and maintain, for the non-exclusive use of Tenant’s employees and invitees, parking areas sufficient to accommodate that number of standard size automobiles as shall be equal to the Number Parking Spaces set forth in the Reference Page in the area(s) shown on the plan attached hereto as Schedule H. In the event Landlord utilizes such parking areas for Landlord’s development purposes, Landlord will provide Tenant with substantially equivalent number of parking facilities.

ARTICLE 35

SECURITY DEPOSIT

Section 35.1    Tenant has deposited with Landlord on the signing of this Lease the Security Deposit by Letter of Credit (as defined and further described in Section 35.2), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that in the event (i) of the occurrence of an Event of Default or (ii) Tenant has defaulted in the performance of any of its obligations under this Lease, including the payment of any item of Rental, and the transmittal of a Notice of default by Landlord is barred by applicable law, Landlord may draw the entire amount of the Letter of Credit and use, apply or retain the whole or any part of such proceeds, to the extent required for the payment of any Fixed Rent, Additional Rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of the default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). If Landlord applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall forthwith restore the amount so applied or retained by delivering an additional or new Letter of Credit so that, at all times, the amount of the Security Deposit shall be the amount set forth on the Reference Page. Provided there is no uncured default, any balance of the proceeds of the Letter of Credit held by Landlord and not used, applied or retained by Landlord as above provided, and any remaining Letter of Credit, shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire Premises to Landlord in accordance with the terms of this Lease.

Section 35.2    Tenant shall deliver to Landlord a clean, irrevocable and unconditional letter of credit (such letter of credit, and any replacement thereof as provided herein, is called a “Letter of Credit”) issued and drawn upon any commercial bank approved by Landlord with offices for banking purposes in the City of New York (“Issuing Bank”), which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of the Security Deposit set forth in the Reference Page. The form of letter of credit annexed to this Lease as Schedule F is satisfactory. The Letter of Credit shall provide that:

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(1)    The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

(2)    The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the Term, unless the Issuing Bank sends written notice (the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, at least thirty (30) days prior to the expiration date of the Letter of Credit, to the effect that it elects not to have such Letter of Credit renewed;

(3)    The Letter of Credit delivered in respect of the last year of the Term shall have an expiration date of not earlier than thirty (30) days after the Fixed Expiration Date; and

(4)    The Letter of Credit shall be transferable by Landlord as provided in Section 35.4.

Section 35.3    Landlord, after receipt of the Non-Renewal Notice, shall have the right to draw the entire amount of the Letter of Credit and to hold the proceeds as a cash Security Deposit. Landlord shall release such proceeds to Tenant upon delivery to Landlord of a replacement Letter of Credit complying with the terms hereof.

Section 35.4    In the event of the sale or lease of the Building or the Real Property, Landlord shall have the right to transfer the Security Deposit, without charge for such transfer, to the purchaser or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit.

Section 35.5    Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit held hereunder, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the security shall be deemed to be applied to the payment of the Fixed Rent and Additional Rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

Section 35.6    Provided that Tenant is not then in default under the terms of the Lease, Tenant shall be permitted, after August 31, 2012 (or such earlier date that the Furniture Payments are no longer due), to reduce the Security Deposit by $50,000. To accomplish such reduction, Landlord agrees to accept a simultaneous exchange of the existing Letter of Credit held by Landlord for a replacement Letter of Credit in an amount $50,000 less than the existing Letter of Credit. Tenant shall be liable for all fees and expenses incurred in obtaining such replacement Letter of Credit.

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ARTICLE 36

RENT REGULATION

Section 36.1    If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

ARTICLE 37

ALTERNATIVE SPACE

Section 37.1    In the event that at any time prior to October 23, 2003, Tenant shall have the right to terminate this lease with respect to the Space B Premises upon notice to Landlord, whereupon the Space B Premises shall be deemed deleted from this Lease, the Fixed Rent, Tenant’s Tax Proportionate Share and Operating Expense Proportionate Share shall be reduced ratably based on the number of square feet in the Space B Premises versus the entire Premises. Upon the termination of this Lease with respect to the Space B Premises, Landlord and Tenant shall promptly enter into an amendment of this Lease memorializing such partial termination and reduction of the Premises; provided, however, that the parties failure for any reason to execute and deliver such amendment shall not effect the termination of this Lease as to the Space B Premises as aforesaid.

ARTICLE 38

COVENANT OF QUIET ENJOYMENT

Section 38.1    Landlord covenants that, upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all the terms, agreements, covenants, provisions and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, and provided further that this covenant shall bind and

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be enforceable against Landlord or any successor to Landlord’s interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord’s interest, is in possession and is collecting rent from Tenant but not thereafter.

ARTICLE 39

MISCELLANEOUS

Section 39.1    This Lease is presented for signature by Tenant and it is understood that this Lease shall not constitute an offer by or be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

Section 39.2    The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease thereafter arising, and the transferee shall be deemed to have assumed, subject to the remaining provisions of this Section 39.2, all obligations of the Landlord under this Lease arising after the effective date of the transfer. No member, trustee, partner, shareholder, director or officer of Landlord, or of any partner or shareholder of Landlord (collectively, the “Parties”) shall have any direct or personal liability for the performance of Landlord’s obligations under this Lease, and Tenant shall look solely to Landlord’s interest in the Real Property to enforce Landlord’s obligations hereunder and shall not otherwise seek any damages against Landlord personally or any of the Parties whatsoever. Tenant shall not look to any other property or assets of Landlord or any property or assets of any of the Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.

Section 39.3    Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Additional Rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

Section 39.4    Neither this Lease nor any memorandum of this Lease shall be recorded. Notwithstanding the foregoing, in the event that Tenant is unable to record the subordination, nondisturbance and attornment agreement between Tenant and the Mortgagee without first recording a memorandum of this Lease, Tenant shall be permitted, at its sole cost and expense, to record a memorandum of this Lease in a form reasonably approved by Landlord, provided that Tenant deliver to Landlord, simultaneously with the delivery of such memorandum, a termination and release of such memorandum which is in recordable form and is executed and notarized by an authorized officer of Tenant.

Section 39.5    Except as otherwise expressly stated in this Lease, any consent or approval required to be obtained from Landlord may be granted by Landlord in its sole discretion. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby

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waives any claim for damages against or liability of Landlord that Tenant may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment, provided that, the successful party in any such action shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees and expenses. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant’s sole remedy for Landlord’s unreasonably withholding or delaying consent or approval shall be as provided in this Section 39.5.

Section 39.6    Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, any vaults, vault space or other space outside the boundaries of the Real Property are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license is revoked, or if the amount of such space is diminished or required by any Government Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any Government Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

Section 39.7    If Tenant shall remain in possession of the Premises after the Expiration Date, without the execution by both Tenant and Landlord of a new lease, Tenant, at the election of Landlord, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to the greater of (a) one and one-half (11/2) times the Rental payable during the last month of the Term, and (b) the then fair market value, on a monthly basis, for comparable space, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

Section 39.8    This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

Section 39.9    If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain

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valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 39.10    Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Real Property to the public at any time to the extent necessary to prevent a dedication thereof for public use.

Section 39.11    Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York. The provisions of this Section 39.11 shall survive the expiration of this Lease.

Section 39.12    This Lease contains the entire agreement between the parties and all prior negotiations and agreements related to the Premises are merged into this Lease. This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, and (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought.

Section 39.13    Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of the calendar year or month as applicable.

Section 39.14    This Lease shall be governed by the laws of the State of New York, without regard to conflict of laws principles.

Section 39.15    If Tenant is a corporation or a limited liability company, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated, duly formed or duly qualified (if foreign), is in good standing and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer or member of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution or other evidence to that effect to be supplied to Landlord upon request).

Section 39.16    The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

Section 39.17    The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 39.18    There shall be no postponement of the Commencement Date for any delay in the delivery of possession of the Premises which results from any act or omission of Tenant (or Persons within Tenant’s Control), including delays due to changes in or additions to, or interference with any work to be done by Landlord, or delays by Tenant in submission of

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plans or information approving working drawings or estimates or giving authorizations or approvals.

Section 39.19    For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

            (a)    The words “herein”, “hereof”, “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

(b) Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

            (c)    Reference to Landlord as having “no liability” or being “without liability” shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

            (d)    Reference to “termination of this Lease” or “expiration of this Lease” and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Fixed Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(e) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            (f)    The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

Section 39.20    If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall, upon reasonable advance notice, afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the

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purpose of doing such work as said person shall deem necessary to preserve the walls of the Building from injury or damage and to support the same by proper foundations without any claim for eviction or constructive eviction, damages or indemnity against Landlord, or diminution or abatement of Rental. In the event Landlord is required to enter the Premises as provided in this Section, Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises and shall, except in the case of an emergency, attempt to coordinate with Tenant prior to entering the Premises and performing any work; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such work.

ARTICLE 40

EXISTING FURNITURE AND IMPROVEMENTS

Section 40.1    Emisphere has agreed to permit Tenant to use certain of the existing furniture, equipment and improvements located in the Space A Premises, as such items are listed on Exhibit E attached hereto and made in part hereof (collectively, the “Furniture”). A portion of the Fixed Rent payable hereunder, as shown on Schedule I attached hereto, is attributable to the use of the Furniture.

ARTICLE 41

APPROVAL CONTINGENCY

Section 41.1    This Lease shall not be effective unless and until approved or deemed approved by CDC Mortgage Capital Inc. (“CDC”) and Greenwich Capital Financial Products, Inc. (each a “Lender”). If Lender disapproves this Lease, Landlord shall give notice to Tenant of such disapproval, and thereupon, this Lease shall be deemed null and void and of no effect, except Landlord shall return to Tenant any security deposit and prepaid rent paid by Tenant to Landlord (but only to the extent Tenant has not occupied the Premises for the period of time for which the prepaid rent was intended to cover). Any such approval in accordance with the provisions of this Article 41 shall be deemed retroactive to the Commencement Date. Notwithstanding any provision to the contrary, if Tenant occupies the Premises or causes any work to be performed thereon prior to receipt of each Lender’s approval or disapproval, then as between Tenant and Landlord the provisions of this Lease shall be applicable and enforceable. In the event either Lender is not the holder of a mortgage on the Project at the time Landlord signs and delivers this Lease to Tenant, then such Lender’s approval shall not be required (unless Landlord is otherwise bound to obtain such approval).

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ARTICLE 42

REIMBURSEMENT FOR RELOCATION OF COMMON CONFERENCE ROOM

Section 42.1    The Space B Premises is currently being used as a conference room (the “Conference Room”) as part of the common area of the Spine Building. Landlord has agreed to relocate the Conference Room to a different location within the Spine Building in order to make the Space B Premises available for Tenant’s use as part of the Premises. Tenant agrees to reimburse Landlord for the actual cost (plus interest at 8% per annum) of relocating the Conference Room, but such reimbursement shall not be in excess of the principal amount of $100,000. Upon completion of the relocation of the Conference Room, Landlord shall deliver to Tenant evidence of Landlord’s actual cost of relocating the Conference Room (the “Relocation Cost”). Commencing on the first day of the month following such notice to Tenant and thereafter on the first day of each and every calendar month during the initial Term, Tenant shall pay to Landlord equal monthly installments aggregating the amount necessary, as calculated by Landlord, to amortize fully over the period remaining in the initial Term, the Relocation Cost, together with interest thereon at the rate of 8.0% per annum.

ARTICLE 43

RENEWAL OPTIONS

Section 43.1    Provided that (a) this Lease is in full force and effect as of the date of the First Renewal Notice (as hereinafter defined) and the Second Renewal Notice (as hereinafter defined), as the case may be, (b) there shall not then be existing an Event of Default hereunder and (c) Tenant shall be in actual physical occupancy of at least 50% of the Premises on the date of the applicable Renewal Notice and upon commencement of the applicable Renewal Term, Tenant shall have two options to extend the Term of this Lease, each for an additional term of five years (respectively, the “First Renewal Term” and the “Second Renewal Term” and collectively, the “Renewal Terms”), commencing on the day after the Fixed Expiration Date, in the case of the First Renewal Term, and commencing on the day after the last day of the First Renewal Term, in the case of the Second Renewal Term. Notwithstanding the preceding sentence, Landlord, in its sole discretion, may waive any Event of Default by Tenant and no such Event of Default may be used by Tenant to negate the effectiveness of Tenant’s exercise of the option(s) hereunder. Tenant’s option with respect to the First Renewal Term shall be exercisable by written notice (the “First Renewal Notice”) to Landlord given not later than twelve (12) months prior to the Fixed Expiration Date. Tenant’s option with respect to the Second Renewal Term, shall be exercisable by written notice (the “Second Renewal Notice”) to Landlord given not later than twelve (12) months prior to the last day of the First Renewal Term. The Renewal Terms shall constitute extensions of the initial Term of this Lease and shall be upon all of the same terms and conditions as the initial Term, except that (i) there shall be only one option to renew the term of this Lease for the Second Renewal Term in the First Renewal Term, and there shall be no further option to renew the term of this Lease in the Second Renewal Term, (ii) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy and Landlord shall not be required to reimburse Tenant for any

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Alterations made or to be made by Tenant, and (iii) the Fixed Rent for the Renewal Terms shall be payable at a rate per annum equal to the fair market rental value of the Premises as of the first day of the First Renewal Term in the case of the First Renewal Term, and as of the first day of the Second Renewal Term in the case of the Second Renewal Term. During both Renewal Terms, all sums of Additional Rent that Tenant is obligated to pay under this Lease during the initial Term shall continue without interruption, it being the intention of the parties hereto that the Renewal Terms shall be deemed a part of and continuation of the initial Term of this Lease.

Section 43.2    If Tenant shall have given the First Renewal Notice or the Second Renewal Notice, as the case may be, in accordance with Section 43.1 of this Article 43, the parties shall endeavor to agree upon the fair market rental value of the Premises, as of the first day of each Renewal Term. In determining fair market rental value, the parties shall take into account all relevant factors and the Premises shall be deemed to have Building standard improvements, notwithstanding that Tenant may have installed above standard improvements. In the event that the parties are unable to agree upon such fair market value for either Renewal Term within thirty (30) days after the giving of the First Renewal Notice or the Second Renewal Notice as the case may be, then Tenant shall have the right to void the First Renewal Notice or Second Renewal Notice, as the case may be, upon notice to Landlord, or if Tenant does not so void such notice then either party may request that the same be determined as follows: A senior officer of a nationally recognized leasing brokerage firm with local knowledge of Westchester County real estate and knowledge of the greater New York laboratory / research and development leasing market (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the Manhattan Chapter of the American Arbitration Association or any successor organization thereto (the “AAA”). The Baseball Arbitrator selected by the parties or designated by the President of the AAA shall (i) have at least ten years experience in the leasing of office and laboratory / research and development space in Westchester County and (ii) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least 10 years prior to his/her appointment pursuant hereto. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the fair market rental value. The Baseball Arbitrator shall afford to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two rent determinations more closely represents the fair market rental value of the Premises. The arbitrator may not select any other fair market rental value for the Premises other than one submitted by Landlord or Tenant. The determination of the party so selected or designated shall be binding upon Landlord and Tenant and shall serve as the basis for the determination of the Fixed Rent payable for the applicable Renewal Term. If, as of the commencement date of the applicable Renewal Term, the amount of the Fixed Rent payable during the applicable Renewal Term in accordance with this Article 43 shall not have been determined, then, pending such determination, Tenant shall pay Fixed Rent equal to the Fixed Rent payable in respect of the last year of the Initial Term in the case of the First Renewal Term and in the last year of the First Renewal Term in the case of the Second Renewal Term. After the final determination of the Fixed Rent payable for such Renewal Term, the parties promptly and appropriately shall adjust rental payments theretofore made during the applicable Renewal Term and shall execute a written agreement specifying the amount of the Fixed Rent as so

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determined. Any failure of the parties to execute such written agreement shall not affect the validity of the Fixed Rent as so determined.

Section 43.3    It is an express condition of the options granted to Tenant pursuant to the terms of this Article 43 that time is of the essence with respect to Tenant’s exercise of such options within the periods above provided.

SIGNATURES ON NEXT PAGE

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

EASTVIEW HOLDINGS LLC, Landlord

By:	EASTVIEW SPE INC., its Managing Member

	By:	/s/ David W. Klock

Name: David W. Klock
Title: Senior Vice President

PROGENICS PHARMACEUTICALS, INC., Tenant

By:	/s/ Robert A. McKinney

Name: Robert A. McKinney
Title: Vice President

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SCHEDULE A- I

FLOOR PLAN OF A PORTION OF SPACE A PREMISES (Spine)

FLOOR PLAN OF SPACE C PREMISES

FLOOR PLAN OF SPACE D PREMISES

[to be inserted]

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SCHEDULE A-2

FLOOR PLAN OF A PORTION OF SPACE A PREMISES (Linde)

[to be inserted]

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SCHEDULE A-3

FLOOR PLAN OF SPACE B PREMISES

[to be inserted]

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SCHEDULE B

THE BUILDING

[to be inserted]

[FOLLOWS THIS PAGE]

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE

B-1

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SCHEDULE C

RULES AND REGULATIONS

1.    The rights of each tenant in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridor, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

2.    Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which this Schedule is attached) to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Landlord will supply identification cards and be reimbursed by Tenant at Landlord’s cost plus 5%. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Tenant shall promptly notify Landlord in writing of any lost identification cards and will reimburse Landlord at cost plus 5% for replacement of identification cards. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3.    No tenant shall obtain or accept for use in its premises towels, barbering, bootblacking, floor polishing, cleaning or other similar services from any persons reasonably prohibited by Landlord in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

4.    The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by such tenant.

5.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any

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exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

6.    No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

7.    The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

8.    No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

9.    No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

10.    Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

11.    All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by tenant to Landlord, on demand.

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12.    Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Schedule is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

13.    No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use or permit its premises or any part thereof to be used for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind.

14.    Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and and discontinue such advertising or indentifying sign.

15.    Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

16.    No machines or mechanical equipment shall be placed or operated as to disturb other tenants. All machines and mechanical equipment which are installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

17.    Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

18.    No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

19.    The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

20.    Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

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21.    No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s lease.

22.    Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

23.    No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

24.    All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

25.    Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

26.    All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises. If Landlord shall elect to install any energy saving film on the windows of any premises or to install energy saving windows in place of the present windows, each tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant’s premises at reasonable times during Business Hours to perform such work.

27.    Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the

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nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

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SCHEDULE D

Cleaning Specifications

A.	TRASH
	Daily:	1.	Deposit all trash in designated area.

B.	ELEVATORS
	Daily:	1.	Damp mop tile floors or vacuum carpets.
		2.	Spot clean walls, doors and fixtures.
	Weekly:	1.	Spray/buff tile floors.

C.	STAIRWAYS AND LANDINGS
	Daily:	1.	Sweep steps and landing, dust railing.
	Weekly:	1.	Damp mop stairs, tile and concrete.
	Monthly:	1.	Spot clean walls and doors.

D.	CORRIDORS
	Daily:	1.	Dry sweep.
		2.	Clean and polish water fountains.
		3.	Clean slop sinks.
		4.	Vacuum carpets.
		5.	Spot mop concrete and tile floors
	Weekly:	1.	Spray/buff tile floors.
		2.	Mop concrete floors.
	Quarterly:	1.	Machine scrub and wax tile floors.
	Semi-Annually:	1.	Shampoo carpets.
	As needed:	1.	Dust and spot clean walls and doors.

E.	ENTRANCE AREAS AND LOBBIES
	Daily:	1.	Vacuum carpet floors.
		2.	Collect trash.
		3.	Empty all ashtrays, damp wipe clean.
		4.	Clean sand urns, replenish sand as needed.
		5.	Clean any furniture and/or accessory equipment.
		6.	Spot clean walls and doors.
		7.	Sweep exterior entries.
		8.	Dry sweep tile and concrete floors.
		9.	Clean glass entrance doors.
		10.	Spot mop tile and concrete floors.

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	Weekly:	1.	Spray/buff floors
		2.	Clean metal trim on entrance doors.
	Quarterly:	1.	Machine scrub and wax tile floors.
	Semi-Annually:	1.	Shampoo carpets.

F.	OFFICE AREAS
	Daily:	1.	Collect all trash.
		2.	Empty all ashtrays, damp wipe clean
		3.	Spot mop floors
	Mon., Wed. and Fri.:	1.	Dry mop concrete and tile floors: dust mops to be treated with compound.
		2.	Vacuum carpets and clean spots as necessary.
		3.	Dust all furniture desks, phones, file cabinets, etc. within hand reach.
	Weekly:	1.	Pick up recycle paper.
	Monthly:	1.	Spray/buff tile floors.
		2.	Vacuum upholstered furniture.
	Quarterly:	1.	Machine scrub and wax tile floors
	Annually:	1.	Clean window blinds.
	As Needed:	1.	Wash blackboards, if erased or requested.
		2.	Spot clean doors, walls and glass partitions.

G.	SHOP AND LABORATORY
	Daily:	1.	Collect all trash.
		2.	Spot mop concrete and tile floors.
		3.	Dry mop or sweep floors: dust mops to be treated with compound.
	Mon., Wed. and Fri.:	1.	Dust desks, phones and file cabinets only.
	Weekly:	1.	Damp mop concrete and tile floor areas.
		2.	Pick up recycle paper.
	Quarterly:	1.	Machine scrub and wax tile floors.
	As Needed:	1.	Spot clean doors, walls and glass partitions.

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H.	RESTROOMS AND LOUNGE AREAS
	Daily:	1.	Collect all trash.
		2	Damp mop floor using sanitizer in water.
		3.	Clean all bowls, basins, seats, urinals and receptacles using sanitizer in water.
		4.	Polish fixtures, dispensers and mirrors.
		5.	Check all dispensers and replenish supplies as required.
		6.	Dust furniture
	As Needed:	1.	Spot clean doors, walls and partitions.
		2.	Damp dust all vinyl or other plastic covered furniture.

I.	DINING AREA, KITCHEN AREA AND SERVING AREA
	Daily:	1.	Collect all trash.
		2.	Vacuum carpet and spot clean when necessary.
		3.	Sweep and spot mop concrete and tile floors.
	Weekly:	1.	Damp mop concrete and tile floors.
	Monthly:	1.	Spray/buff Serving Area ceramic tile floors.
	Quarterly	1.	Machine scrub and wax Serving Area tile floors.
	Semi-Annually:	1.	Machine scrub and wax Kitchen tile floors.
	Annually:	1	Shampoo carpets.
	As Needed:	1	Dust and spot clean walls, doors and partition

J.	CONFERENCE ROOMS AND AUDITORIUM
	Daily:	1.	Wash blackboards, if erased.
		2.	Vacuum carpets.
		3.	Spot clean walls and doors.
		4.	Mop concrete and tile floors.

K.	RESTROOMS
	Daily:	1.	Check rest rooms.

L.	ENTRANCE AND STAIRWAYS
	Daily	1.	Check inside and outside entrances and stairs.
		2	Wash glass entrance doors.

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M.	SITE
	Weekly:	1.	Empty outside trash receptacles.
		2.	Stage recycle material for pick-up.
	As Needed	1.	Change light bulbs.
		2.	Pick up and dispose of discarded material (e.g., boxes, pallets).
		3.	Clean up water leaks and spills.
		4.	Clean picnic areas including ball field.

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SCHEDULE E

FURNTIURE, EQUIPMENT AND IMPROVEMENTS

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SCHEDULE F

FORM OF LETTER OF CREDIT

[ISSUING BANK]

[Date]

Eastview Holdings LLC
c/o LCOR Asset Management L.P.
One Penn Plaza, Suite 3310
New York, New York 10119

Ref: Irrevocable Letter of Credit No. _______________

Gentlemen:

By order of our client, [name of Tenant], [address of Tenant], we hereby open in your favor our clean irrevocable Letter of Credit No. ______________  for the aggregate sum of [amount of Security Deposit] United States Dollars, (U.S. $____________) effective immediately and expiring at our [address of Bank] New York Office on  ___________ or any automatically extended date.

Funds under this Credit are available to you against presentation of your sight draft(s) drawn on us marked “drawn under Irrevocable Letter of Credit No. ____________ date [date of Letter of Credit]”, and accompanied by the following:

Beneficiary’s signed statement that [name of Tenant] has failed to comply with the terms and conditions of a contract described as Agreement of Lease between Eastview Holdings LLC, Landlord, and [name of Tenant], Tenant, dated [date of Lease].

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiration date hereof, unless thirty (30) days prior to any such date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period. Upon receipt by you of such notice, you may draw hereunder by means of your draft on us at sight, accompanied by the original Letter of Credit.

This Letter of Credit is transferable in whole but not in part by the beneficiary upon notice to the undersigned, without charge. Requests for transfer will be in the form of Annex A attached hereto, duly completed by an officer of your company and accompanied by the original of this Letter of Credit.

If we receive your sight draft as mentioned above, in accordance with the terms and conditions of this credit, here at our [address], New York Office we will promptly honor the same.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Brochure No. 500, shall be deemed

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to be a contract made under, and as to matters not governed by the UCP, shall be governed by and construed in accordance with the laws of the State of New York and applicable U.S. Federal Law.

[Name of Bank]

By: __________________________
Authorized Signature
Title:

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[ANNEX A TO BE ADDED BY ISSUING BANK, IF REQUIRED]

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SCHEDULE G

HVAC MODEL

Monthly HVAC (Heating, Ventilation and Air Conditioning) billings for each tenant are calculated by multiplying the monthly airflow in million cubic feet (MCF) for each tenant by the cost per MCF, also calculated monthly.

The monthly air flow for each tenant is determined by multiplying the full-load airflow rating of each fan feeding the tenant space in cubic feet per minute (CFM) by the runtime factor provided on the fan schedule and by 60 to provide an hourly usage in cubic feet. This is done each hour, and summed for the month to provide a total airflow for the month, expressed in MCF.

The runtime factor for each fan is provided on a fan schedule, and accounts for both partial runtime during an hour, and reduced flow on setback. Any changes to the fan schedule for billing purposes must be requested by the tenant in writing at least five (5) working days before the change is to take place.

Airflow from a fan providing air to more than one tenant will be allocated based on the percentage of MCF delivered.

The cost per MCF is determined by taking the appropriate costs associated with supplying and delivering conditioned air to tenant space and dividing it by the total airflow provided to the site, calculated as above and summing across all fans. This cost is calculated monthly.

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SCHEDULE H

PARKING AREA

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SCHEDULE I

FIXED RENT

FIXED RENT

Premises	Commencement Date to and including August 31, 2007	September 1, 2007 to and including the Fixed Expiration Date	Renewal Terms

Space A Premises	$454,381 per annum ($37,865.08 per month)	$528,350 per annum ($44,029.17 per month)	Fair market rental value as determined in Article 43

Space B Premises	$58,501.50 per annum ($4,875.13 per month)	$68,025.00 per annum ($5,668.75 per month)	Fair market rental value as determined in Article 43

Space C Premises	$169,592 per annum ($14,132.67 per month)	$197,200 per annum ($16,433.34 per month)	Fair market rental value as determined in Article 43

Space D Premises	$44,204 per annum ($3,683.67 per month)	$51,400 per annum ($4,283.34 per month)	Fair market rental value as determined in Article 43
Furniture Payment	$158,505 per annum ($13,208.75 per month)	$105,670 per annum ($8,805.84 per month)	$63,402 per annum ($5,283.50 per month) from January 1, 2010 to and including the August 31, 2012. $0 after August 31, 2012

The Fixed Rent is the aggregate of the Fixed Rent for each of the spaces that comprise the Premises plus the Furniture Payment.

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